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                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY

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                          UNITED STATIONERS SUPPLY CO.,


                    UNITED STATIONERS FINANCIAL SERVICES LLC,

                                       and


                    UNITED STATIONERS FINANCIAL SERVICES LLC,

                                   as Servicer


             SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT


                           Dated as of March 28, 2003

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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS

Section 1.1    Certain Defined Terms........................................................................2

Section 1.2    Accounting and UCC Terms.....................................................................8

Section 1.3    Other Terms..................................................................................8

Section 1.4    Computation of Time Periods..................................................................8

                                   ARTICLE II
                        PURCHASE AND SALE OF RECEIVABLES

Section 2.1    Purchase and Sale of Receivables.............................................................8

Section 2.2    Purchase Price..............................................................................10

Section 2.3    Payment of Purchase Price...................................................................10

Section 2.4    No Repurchase...............................................................................12

Section 2.5    Rebates, Adjustments, Returns and Reductions; Modifications.................................12

Section 2.6    Limited Repurchase Obligations..............................................................13

Section 2.7    Obligations Unaffected......................................................................13

Section 2.8    Certain Charges.............................................................................13

Section 2.9    [Intentionally Omitted].....................................................................13

Section 2.10   Further Assurances..........................................................................13

Section 2.11   Additional Repurchase Obligations...........................................................14

                                   ARTICLE III
                             CONDITIONS TO PURCHASES

Section 3.1    Conditions Precedent to USFS's Initial Purchase.............................................15

Section 3.2    Conditions Precedent to the Addition of a Seller............................................17

Section 3.3    Conditions Precedent to Each of USFS's Purchases of Receivables.............................19

Section 3.4    Condition Precedent to Each Seller's Obligations............................................20
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                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of USFS......................................................21

Section 4.2    Representations and Warranties of the Sellers...............................................22

                                    ARTICLE V
                                GENERAL COVENANTS

Section 5.1    Affirmative Covenants of the Sellers........................................................31

Section 5.2    Reporting Requirements......................................................................41

Section 5.3    Negative Covenants..........................................................................43

                                   ARTICLE VI
                           PURCHASE TERMINATION EVENTS

Section 6.1    Purchase Termination Events.................................................................46

Section 6.2    Additional Remedies.........................................................................49

                                   ARTICLE VII
                                 INDEMNIFICATION

Section 7.1    Indemnities by the Sellers..................................................................51

Section 7.2    Indemnities by USFS.........................................................................53

                                  ARTICLE VIII
                             USFS SUBORDINATED NOTE

Section 8.1    USFS Subordinated Note......................................................................54

Section 8.2    Restrictions on Transfer of Contributed Note and USFS ........................................

               Subordinated Note...........................................................................55

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1    Amendment...................................................................................55

Section 9.2    Notices, Etc................................................................................55

Section 9.3    No Waiver; Remedies.........................................................................56

Section 9.4    Successors and Assigns......................................................................56

Section 9.5    Costs, Expenses and Taxes...................................................................56

Section 9.6    Integration.................................................................................57

Section 9.7    Captions and Cross References...............................................................57
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Section 9.8    Reserved....................................................................................57

Section 9.9    Reserved....................................................................................57

Section 9.10   Execution in Counterparts...................................................................57

Section 9.11   Acknowledgment of Assignments...............................................................57

Section 9.12   No Petition in Bankruptcy...................................................................57

Section 9.13   Addition of Sellers.........................................................................58

Section 9.14   Treatment of Sellers other than USSC; Termination Thereof...................................58

Section 9.15   Termination.................................................................................59

Section 9.16   Waiver of Jury Trial; Submission to Jurisdiction; Other Waivers.............................59

Section 9.17   GOVERNING LAW...............................................................................60

Section 9.18   Confirmation and Ratification of Terms......................................................61




SCHEDULE I      -    Authorized Officers
SCHEDULE II     -    Location of Principal Place of Business, Etc.
SCHEDULE III    -    Lockboxes and Lockbox Accounts
SCHEDULE IV     -    Policies
SCHEDULE V      -    [RESERVED]
SCHEDULE VI     -    Corporate and Trade Names
SCHEDULE VII    -    Discounted Percentage
SCHEDULE VIII   -    ERISA

Exhibit A - Form of USFS Subordinated Note
Exhibit B - Form of Additional Seller supplement
Exhibit C - Form of UCC Certificate

Annex 1
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SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

          SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of March 28, 2003 (as amended, supplemented or otherwise modified and in effect from time to time, this "AGREEMENT"), among UNITED STATIONERS SUPPLY CO., an Illinois corporation ("USSC") (the "SELLER", and together with each other Subsidiary of UNITED STATIONERS INC. from time to time added as a seller hereunder pursuant to Section 9.13, the "SELLERS"); UNITED STATIONERS FINANCIAL SERVICES LLC, an Illinois limited liability company ("USFS"); and USFS, in its capacity as servicer (the "SERVICER").

                                   WITNESSETH:

          WHEREAS, the Sellers, USFS and the Servicer have entered into an Amended and Restated Receivables Sale Agreement dated as of May 1, 2001 (the "ORIGINAL AGREEMENT");

          WHEREAS, the Sellers, USSF and the Servicer desire to amend and restate the Original Agreement in its entirety to read as set forth herein;

          WHEREAS, the Sellers intend to sell Receivables and Receivables Property to USFS on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, USFS desires to purchase Receivables and Receivables Property from the Sellers on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the Sellers and USFS desire the sale of Receivables and Receivables Property from the Sellers to USFS to be a true sale providing USFS with the full benefits of ownership of the Receivables;

          WHEREAS, contemporaneously with the execution and delivery of this Agreement, USFS, USS Receivables Company, Ltd (the "COMPANY"), and USFS, as Servicer, have entered into an Amended and Restated Receivables Sale Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the "USFS RECEIVABLES SALE AGREEMENT"), pursuant to which USFS will sell to the Company and the Company will purchase from USFS Receivables and Receivables Property.

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          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01 CERTAIN DEFINED TERMS. (a) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ABR" means, for any day, rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate.

          "ADDITIONAL SELLER SUPPLEMENT" means an instrument substantially in the form of Exhibit B hereto pursuant to which a Subsidiary of United Stationers Inc. becomes a Seller party hereto.

          "AUTHORIZED OFFICERS" means those officers of the Sellers designated in Schedule I hereto (or in such other Schedule as may be delivered by the Sellers to the other parties hereto from time to time) as duly authorized to execute and deliver this Agreement and any instruments or documents in connection herewith on behalf of the Sellers and to take, from time to time, all other actions on behalf of the Sellers in connection herewith.

          "CLOSING DATE" means March 28, 2003.

          "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder or any successor statute and related regulations.

          "COMPANY" has the meaning specified in the recitals hereto.

          "CONTRACT" means a contract between any Seller and any Person pursuant to or under which such Person shall be obligated to make payments to such Seller.

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          "CONTRIBUTED NOTE" means that certain subordinated promissory note dated April 3, 1998 in the original principal amount of $47,227,059 executed by the Company in favor of USSC and contributed by USSC to USFS.

          "DISCOUNTED PERCENTAGE" has the meaning specified in Schedule VII hereto.

          "DOCUMENTS" has the meaning specified in Section 5.1(r)(iv)(B).

          "EARLY TERMINATION" has the meaning specified in Section 6.1.

          "EFFECTIVE DATE" means (i) with respect to each Seller as of the Closing Date, the Closing Date and (ii) with respect to any Subsidiary of United Stationers Inc. added as a Seller pursuant to Section 9.13 hereof subsequent to the date hereof, the Seller Addition Date with respect to each such Subsidiary.

          "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.

          "EXCLUDED RECEIVABLES PAYMENT" means any payment made by an Obligor with respect to an Excluded Receivable.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by Bank One, NA (Main Office Chicago) from three federal funds brokers of recognized standing selected by it.

          "INDEMNIFIED AMOUNTS" has the meaning specified in Section 7.1.

          "INITIAL USFS SUBORDINATED NOTE AMOUNT" has the meaning specified in
Section 8.1(b).

          "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b)

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the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or other similar right of a third party with respect to such securities; PROVIDED, HOWEVER, that if a lien is imposed under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which
Section 412(n) of the Code or Section 302(f) of ERISA applies, then such lien shall not be treated as a "Lien" from and after the time any Person who is obligated to make such payment pays to such plan the amount of such lien determined under Section 412(n)(3) of the Code or Section 302(f)(3) of ERISA, as the case may be, and provides to the Trustee, any Agent and each Rating Agency written evidence reasonably satisfactory to the Rating Agencies of the release of such lien, or such lien expires pursuant to Section 412(n)(4)(B) of the Code or Section 302(f)(4)(B) of ERISA.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which United Stationers, Inc. or any member of the Controlled Group (as defined in the Series 2003-1 Supplement) is obligated to make contributions.

          "ORIGINAL AGREEMENT" has the meaning specified in the recitals hereto.

          "OUTSTANDING SALE PRICE AMOUNT" means, at any time with respect to any Seller, the aggregate Purchase Price received by such Seller from USFS with respect to the aggregate outstanding Principal Amount at such time of the Purchased Receivables of such Seller.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PAYMENT DATE" has the meaning specified in Section 2.3(a).

          "PLAN" means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which United Stationers, Inc. or any member of the Controlled Group (as defined in the Series 2003-1 Supplement) may have any liability.

          "POOLING AGREEMENT" means the Second Amended and Restated Pooling Agreement, dated as of March 28, 2003, among the Company, the Servicer and Bank One, NA (Main Office Chicago), as Trustee, as such agreement may be further amended, supplemented, waived, or otherwise modified from time to time,

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including, without limitation, the Series 2003-1 Supplement and the Series
2000-2 Supplement.

          "POTENTIAL PURCHASE TERMINATION EVENT" means any condition or act specified in Section 6.1 that, with the giving of notice or the lapse of time or both, would become a Purchase Termination Event.

          "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA (Main Office Chicago) or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

          "PURCHASE PRICE" has the meaning specified in Section 2.2.

          "PURCHASE TERMINATION DATE" means, with respect to any Seller, the date on which USFS's obligation to purchase Receivables from such Seller shall terminate, which shall be the date on which an Early Termination occurs with respect to such Seller.

          "PURCHASE TERMINATION EVENT" has the meaning specified in Section 6.1.

          "PURCHASED RECEIVABLE" means, at any time, any Receivable sold to USFS by any Seller pursuant to, and in accordance with the terms of, this Agreement and not theretofore resold to such Seller pursuant to Section 2.1(b) or 2.6.

          "PURCHASED RECEIVABLES PERCENTAGE" means, with respect to any Seller as to which USSC has submitted a Seller Termination Request, the percentage equivalent of a fraction, the numerator of which is an amount equal to the aggregate outstanding Principal Amount of Purchased Receivables sold by such Seller as of the applicable Seller Termination Request Date, and the denominator of which is an amount equal to the aggregate outstanding Principal Amount of all Purchased Receivables as of such date.

          "RECEIVABLE" means the indebtedness and payment obligations of any Person to a Seller (including, without limitation, obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise or the provision of services by such Seller, including, without limitation, any right to payment for goods sold or for services rendered, and including the right to payment of any interest, sales taxes, finance charges, returned

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check or late charges and other obligations of such Person with respect thereto;
provided that "Receivables" shall not include Excluded Receivables.

          "RECEIVABLES LIST" has the meaning specified in Section 2.1(e).

          "RECEIVABLES PROPERTY" has the meaning specified in Section 2.1(a).

          "RELATED PROPERTY" means, with respect to each Receivable:

               (a) all of the applicable Seller's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, relating to the sale which gave rise to such Receivable;

               (b) all other security interests or Liens, and the applicable Seller's interest in the property subject thereto, from time to time purporting to secure payment of such Receivable, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

               (c) all guarantees, insurance, letters of credit, supporting obligations (within the meaning of the UCC) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable; and

               (d) all contracts and agreements associated with such Receivable and all books, records and software related to such Receivable;

in the case of clauses (b) and (c), whether pursuant to the contract related to such Receivable or otherwise or including without limitation, pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security; and

               (e) the proceeds thereof.

          "RELEVANT UCC STATE" means each jurisdiction in which the filing of a UCC financing statement is necessary or desirable to perfect USFS's interest in the Receivables.

          "REPORTABLE EVENT" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

          "SEC" means the United States Securities and Exchange Commission.

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          "SELLER ADDITION DATE" has the meaning specified in Section 3.2.

          "SELLER ADJUSTMENT PAYMENT" has the meaning specified in Section 2.5.

          "SELLER REPURCHASE PAYMENT" has the meaning specified in Section
2.6(a).

          "SELLER TERMINATION REQUEST" has the meaning specified in Section 9.14(a).

          "SELLER TERMINATION REQUEST DATE" has the meaning specified in Section 9.14(a).

          "SERIES 2000-2 SUPPLEMENT" means the Second Amended and Restated Series 2000-2 Supplement, dated as of March 28, 2003 hereof, among the Company, the Servicer, Bank One, NA (Main Office Chicago), as Trustee, Market Street Funding Corporation, as Committed Purchaser, and PNC Bank, National Association, as Administrator, to the Pooling Agreement, as each such agreement may be further amended, supplemented or otherwise modified from time to time.

          "SERIES 2003-1 SUPPLEMENT" means the Amended and Series 2003-1 Supplement, dated as of March 28, 2003 hereof, among the Company, the Servicer and Bank One, NA (Main Office Chicago), as Funding Agent, Trustee and APA Bank, and Falcon Asset Securitization Corporation, as Initial Purchaser, to the Pooling Agreement, as each such agreement may be further amended, supplemented or otherwise modified from time to time.

          "SUBORDINATED NOTE" has the meaning specified in Section 8.1 of the USFS Receivables Sale Agreement.

          "UCC CERTIFICATE" means a certificate substantially in the form of Exhibit C hereto.

          "USFS RECEIVABLES SALE AGREEMENT" has the meaning specified in the recitals hereto.

          "USFS SUBORDINATED NOTE" has the meaning specified in Section 8.1.

          "WITHDRAWAL LIABILITIES" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

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               (b) All capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in Section 1.1 of the Pooling
Agreement.

          Section 1.2 ACCOUNTING AND UCC TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; and all terms used in Article 9 of the UCC that are used but not specifically defined herein are used herein as defined therein.

          Section 1.3 OTHER TERMS. The words "herein", "hereof", and
"hereunder" and words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented, and not to any particular section, subsection or clause contained in this Agreement, and all references to Sections, subsections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections and subsections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

          Section 1.4 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

          Section 2.1 PURCHASE AND SALE OF RECEIVABLES. (a) Each of the Sellers hereby sells, assigns, transfers and conveys to USFS, without recourse (except to the limited extent provided herein), all its respective right, title and interest in, to and under (i) all Receivables now existing and hereafter arising from time to time, (ii) all payment and enforcement rights (but none of the obligations) with respect to such Receivables, (iii) all Related Property in respect of such Receivables, (iv) all Collections with respect to the foregoing clauses (i), (ii) and (iii) (including any such Collections in any Lockboxes or Lockbox Accounts), (v) each Lockbox and Lockbox Account and (vi) all "proceeds" (as defined in Section 9-102 of the UCC) of the foregoing (the items described in the foregoing clauses (ii) through (vi) are hereinafter collectively referred to as the "RECEIVABLES PROPERTY").

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               (b) On each applicable Effective Date and on the date of creation of each newly created Receivable (but only so long as no Early Termination with respect to the Seller which created such Receivable shall have occurred and be continuing), all of the applicable Seller's right, title and interest in, to and under (i) in the case of each such Effective Date, all then existing Receivables and all Receivables Property in respect of such Receivables and (ii) in the case of each such date of creation, all such newly created Receivables and all Receivables Property in respect of such Receivables shall be immediately and automatically sold, assigned, transferred and conveyed to USFS pursuant to paragraph (a) above without any further action by such Seller or any other Person. If any Seller shall not have received payment from USFS of the Purchase Price for any newly created Receivable and the related Receivables Property on the Payment Date therefor in accordance with the terms of Section 2.3(b), such newly created Receivable and the Receivables Property with respect thereto shall, upon receipt of notice from the applicable Seller of such failure to receive payment, immediately and automatically be sold, assigned, transferred and reconveyed by USFS to such Seller without any further action by USFS or any other Person.

               (c) The parties to this Agreement intend that the transactions contemplated by Sections 2.1(a) and (b) hereby shall be, and shall be treated as, a purchase by USFS and a sale by the applicable Seller of the Purchased Receivables and the Receivables Property in respect thereof and not a loan secured by such Purchased Receivables and Receivables Property. All sales of Receivables and Receivables Property by any Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, any Seller, except as otherwise specifically provided herein. The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in a creation or assumption by USFS of any obligation of any Seller or any other Person in connection with the Receivables, the Receivables Property or any agreement or instrument relating thereto, including any obligation to any Obligor. If this Agreement does not constitute a valid sale, assignment, transfer and conveyance of all right, title and interest of each Seller in, to and under the Purchased Receivables and the Receivables Property in respect thereof despite the intent of the parties hereto, the parties agree that this Agreement shall constitute a security agreement under the UCC and applicable law. For this purpose and without being in derogation of the parties' intent as expressed in this Section 2.1(c), each Seller hereby grants a "security interest" (as defined in the UCC) in the Purchased Receivables, the Receivables Property in respect thereof and all proceeds thereof to USFS to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Purchased Receivables together with all other obligations of such Seller hereunder. USFS and its assigns shall have, in

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addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

               (d) In connection with the foregoing conveyances, each Seller agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables and Receivables Property now existing and hereafter acquired by USFS from the Sellers meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect USFS's ownership or security interest in the Receivables and Receivables Property, and to deliver evidence of the execution and delivery of such financing statements to USFS on or prior to the related Effective Date.

               (e) In connection with the foregoing conveyances, each Seller agrees at its own expense, as agent of USFS, to indicate, or cause to be indicated, on the computer files containing a master database of Receivables that all Receivables included in such files and all Receivables Property, have been sold to USFS in accordance with this Agreement.

          Section 2.2 PURCHASE PRICE. The amount payable by USFS to a Seller, (the "PURCHASE PRICE") for Receivables and Receivables Property on any Payment Date under this Agreement shall be equal to the product of (a) the aggregate outstanding Principal Amount of such Receivables as set forth in the applicable Required Report and (b) the Discounted Percentage with respect to such Seller.

          Section 2.3 PAYMENT OF PURCHASE PRICE. (a) Upon the fulfillment of the conditions set forth in Article III, the Purchase Price for Receivables and the Receivables Property shall be paid or provided for by USFS in the manner provided below on each day for which a Required Report is delivered pursuant to
Section 4.1 of the Servicing Agreement (each such day, a "PAYMENT DATE") in respect of a Reported Period (which Required Report shall specify, by Seller, the Principal Amount of Receivables being sold on such Payment Date, the aggregate Purchase Price for such Receivables and the components of payment as provided in paragraph (b) below). The Sellers hereby appoint the Servicer as their agent to receive, for allocation by the Servicer to the Sellers, payments of the Purchase Price of the Receivables and the Receivables Property sold to USFS and hereby authorize USFS to make all such payments due to any Seller directly to an account of, or as otherwise directed by, the Servicer. The Servicer hereby accepts and agrees to such appointment. All payments under this Agreement shall be made not later than 11:00 a.m. (Chicago time) on the date specified therefor in Dollars in same day funds or by

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check, as the Servicer shall elect, and to the bank account designated in writing by the Servicer to USFS.

               (b) The Purchase Price for Receivables and Receivables Property shall be paid by USFS on each Payment Date as follows:

                     (i) by netting the amount of any Seller Adjustment Payments or Seller Repurchase Payments pursuant to Section 2.5 or 2.6, respectively, against such Purchase Price;

                    (ii) to the extent available for such purpose, in cash from the net proceeds of transfers of interests in Purchased Receivables by USFS to other Persons including, without limitation, the Company pursuant to the USFS Receivables Sale Agreement;

                   (iii) at the option of USFS, by means of an addition to the principal amount of the USFS Subordinated Note in an aggregate amount equal to the remaining portion of the Purchase Price; PROVIDED, HOWEVER, that with respect to any Seller, the outstanding principal amount of such Seller's interest in the USFS Subordinated Note shall not at any time exceed 25% of the Outstanding Sale Price Amount with respect to such Seller (giving effect to such addition); PROVIDED FURTHER that USFS may pay the Purchase Price by means of additions to the principal amount of the USFS Subordinated Note only if, at the time of such payment and after giving effect thereto, the fair market value of USFS's assets, including, without limitation, amounts owed to USFS by the Company under the Subordinated Note and the Contributed Note, is greater than the amount of its liabilities including, without limitation, its liabilities under the USFS Subordinated Note and any amounts due and payable by USFS under the USFS Receivables Sale Agreement and the other Transaction Documents. Any such addition to the principal amount of the USFS Subordinated Note shall be allocated among the Sellers (PRO RATA according to the Principal Amount of Receivables sold by each Seller) by the Servicer in accordance with the provisions of this
     Section 2.3(b)(iii) and Section 8.1. The Servicer may evidence such additional principal amounts by recording the date and amount thereof on the grid attached to such USFS Subordinated Note, PROVIDED that the failure to make any such recordation or any error in such grid shall not adversely affect any Seller's rights; and

                    (iv) in cash from the proceeds of capital contributed by USSC to USFS, if any, in respect of its equity interest in USFS.

               (c) The Servicer shall be responsible, in its sole discretion but in accordance with the preceding Section 2.3(b), for allocating among the Sellers the payment of the Purchase Price for Receivables and any amounts netted therefrom pursuant to Section 2.3(b)(i), which allocation shall be, subject to the first proviso contained in Section 2.3(b)(iii), either in the form of cash received from USFS or as an addition to the principal amount of a Seller's interest in the USFS Subordinated Note.

               (d) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Amounts not paid when due in accordance with the terms of this Agreement shall bear interest at a rate equal at all times to the ABR plus 2%, payable on demand.

          Section 2.4 NO REPURCHASE. Except to the extent expressly set forth herein, no Seller shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from USFS any Purchased Receivables or Receivables Property or to rescind or otherwise retroactively affect any purchase of any Purchased Receivables or Receivables Property after the Payment Date relating thereto.

          Section 2.5 REBATES, ADJUSTMENTS, RETURNS AND REDUCTIONS; MODIFICATIONS. From time to time, a Seller may make Dilution Adjustments to Receivables in accordance with this Section 2.5 and section 5.3(c). The Sellers, jointly and severally, agree to pay to USFS in cash, on the first Business Day immediately succeeding the date of the grant of any Dilution Adjustment (regardless of which Seller shall have granted such Dilution Adjustment), the amount of any such Dilution Adjustment (a "SELLER ADJUSTMENT PAYMENT"); provided that, prior to the occurrence of any Early Termination with respect to all Sellers, any such Seller Adjustment Payment due to USFS on any Payment Date shall, on such Payment Date, be netted against the Purchase Price of newly created Receivables in accordance with Section 2.3(b)(i) to the extent of such Purchase Price and the remaining amount of such Seller Adjustment Payment due to USFS after such netting, if any, shall be paid to USFS on such date in cash. The amount of any Dilution Adjustment made with respect to any Reported Period shall be set forth on the Required Report prepared with respect to such Reported Period.

          Section 2.6 LIMITED REPURCHASE OBLIGATIONS. With respect to Receivables conveyed to USFS on or after the date hereof, in the event that (i) any representation or warranty contained in Section 4.2 in respect of any such Receivable transferred to USFS is not true and correct in any material respect on the applicable Payment Date, or (ii) there is a breach of any covenant contained in Section 5.1(d), (g) or (h) or Section 5.3 with respect to the Seller of any such Receivable and such breach has a material adverse effect on USFS's interest in such Receivable, or (iii) USFS's interest in any such Receivable is not a first priority perfected ownership or security interest at any time as a result of any action taken by, or any failure to take action by, any Seller, then the relevant Seller agrees to pay to USFS in cash an amount equal to the Purchase Price of such Receivable (whether USFS paid such Purchase Price in cash or otherwise) less Collections received by the Company in respect of such Receivable pursuant to the Pooling Agreement, such payment to occur no later than the next occurring Payment Date; PROVIDED that, prior to any Early Termination with respect to all Sellers, any such payment due and owing to USFS on such Payment Date shall be netted against the Purchase Price of newly created Receivables in accordance with Section 2.3(b)(i) to the extent of such Purchase Price and the remaining amount of such payment due to USFS after such netting, if any, shall be paid to USFS in cash to the extent still unpaid on such Payment Date. Any payment by any Seller pursuant to this Section 2.6(a) is referred to as a "SELLER REPURCHASE PAYMENT." Simultaneously with any Seller Repurchase Payment with respect to any Receivable, such Receivable and the Receivables Property with respect thereto shall immediately and automatically be sold, assigned, transferred and conveyed by USFS to the applicable Seller without any further action by USFS or any other Person.

          Section 2.7 OBLIGATIONS UNAFFECTED. The obligations of the Sellers to USFS under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any sale of a Receivable.

          Section 2.8 CERTAIN CHARGES. Each Seller and USFS agree that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Purchased Receivables shall be the property of USFS notwithstanding the occurrence of an Early Termination and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of Purchased Receivables.

          Section 2.9 [Intentionally Omitted.]

          Section 2.10 FURTHER ASSURANCES. From time to time at the request of a Seller, USFS shall deliver to such Seller such documents, assignments, releases and instruments of termination as such Seller may reasonably request to evidence the reconveyance by USFS to such Seller of a Receivable pursuant to the terms of
Section 2.1(b) or Section 2.6, PROVIDED that USFS shall have been paid all amounts due thereunder; and USFS and the Servicer shall take such action as such Seller may reasonably request, at the expense of such Seller, to assure that any such Receivable, the Related Property and Collections with respect thereto do not remain commingled with other Collections hereunder.

          Section 2.11 ADDITIONAL REPURCHASE OBLIGATIONS. (a) With respect to Receivables conveyed to USFS on or after the Closing Date, in the event of any breach by any Seller of any of the representations and warranties set forth in
Section 4.2(a), (b), (c), (e), (f) or (g), as of the date made, which breach has a material adverse effect on the interests of USFS in such Receivables or the related Receivables Property, then USFS, by notice then given in writing to such Seller, may direct such Seller to purchase all Receivables and Receivables Property sold by such Seller to USFS and such Seller shall be obligated to make such purchase on the next Distribution Date occurring at least five Business Days after receipt of such notice on the terms and conditions set forth in
Section 2.11(b) below; PROVIDED, HOWEVER, that no such purchase shall be required to be made if, by such Distribution Date, the representations and warranties contained in Sections 4.2(a), (b), (c), (e), (f) or (g) shall be true and correct in all material respects, and any material adverse effect on USFS caused thereby has been cured].

          (b) Such Seller shall, as the purchase price for the Receivables and Receivables Property to be purchased pursuant to Section 2.11(a) above, pay to USFS on the Business Day preceding such Distribution Date, an amount equal to the Purchase Price of the relevant Purchased Receivables, less Collections received by the Company pursuant to the Pooling Agreement in respect of such Purchased Receivables, as of such Distribution Date. Upon payment of such amount, in immediately available funds, to USFS, the rights of rights of USFS with respect to such Purchased Receivables shall terminate and such interest therein will be transferred to such Seller and USFS shall have no further rights with respect thereto. If USFS gives notice directing the applicable Seller to purchase the Purchased Receivables as provided above, the obligation of such Seller, to purchase the Purchased Receivables pursuant to this Section 2.11 shall upon satisfaction thereof constitute the sole remedy with respect to an event of the type specified in the first sentence of each of Section 2.11(a)(i) and 2.11(a)(ii) available to USFS.

                                  ARTICLE III

                             CONDITIONS TO PURCHASES

          Section 3.1 CONDITIONS PRECEDENT TO USFS'S INITIAL PURCHASE. The obligation of USFS to purchase Receivables and Receivables Property hereunder on the Effective Date from the Sellers is subject to the conditions precedent that USFS shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated the Closing Date of such sale and in form and substance reasonably satisfactory to USFS:

               (a) RESOLUTIONS. Copies of the resolutions of the Board of Directors of each Seller approving this Agreement and the other Transaction Documents to be delivered by such Seller and the transactions contemplated thereby, certified by the Secretary or Assistant Secretary of such Seller;

               (b) SECRETARY'S CERTIFICATE. A certificate of the Secretary or Assistant Secretary of each Seller certifying the names and true signatures of the officers authorized on behalf of such Seller to sign this Agreement and the other Transaction Documents to be delivered by it (on which certificates USFS may conclusively rely until such time as USFS shall receive from any such Seller a revised certificate with respect to such Seller meeting the requirements of this subsection (b));

               (c) CORPORATE DOCUMENTS. The certificate or articles of incorporation(or equivalent organizational documents) of each Seller, duly certified by the Secretary of State of such Seller's jurisdiction of organization, as of a recent date acceptable to USFS, together with (i) a certificate of good standing, as of a recent date, from such Secretary of State and (ii) a copy of the by-laws of such Seller, duly certified by the Secretary or an Assistant Secretary of such Seller;

               (d) UCC CERTIFICATE, UCC FINANCING STATEMENTS. (i) A UCC Certificate duly executed by a Responsible Officer of the applicable Seller and dated the Closing Date and (ii) executed or authorized copies of such proper financing statements, in form suitable for filing, naming the applicable Seller as the seller, USFS as the purchaser and the Company as assignee of the Receivables, the Receivables Property and all proceeds thereof in each jurisdiction in which USFS (or any of its assignees) deems it necessary or desirable to perfect USFS's ownership interest in all Receivables and Receivables Property under the UCC or any comparable law of such jurisdiction;

               (e) UCC SEARCHES. A written search report listing all effective financing statements that name the applicable Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to
Section 3.1(d) and in any other jurisdictions that USFS determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in Section 3.1(d) or the financing statements previously executed by USSC in favor of the Company shall cover any Receivables or Receivables Property), and tax and judgment lien searches showing no such liens that are not permitted by the Transaction Documents;

               (f) TRANSACTION DOCUMENTS. Original copies, executed by each of the parties thereto, of this Agreement and each of the other Transaction Documents to be executed and delivered in connection herewith;

               (g) GOOD STANDING CERTIFICATES. Copies of certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to each Seller, in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign entity, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect;

               (h) CONSENTS. Certificates dated the date hereof of a Responsible Officer of each Seller either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance such Seller of this Agreement and the other documents to be delivered by it hereunder, and the validity and enforceability of thereof against such Seller, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required;

               (i) LEGAL OPINIONS. One or more legal opinions from counsel to the Sellers and counsel to USFS to the effect that:

                         (A) the sales of Receivables by each Seller to USFS pursuant to this Agreement are true sales and that such Receivables would not be property of such Seller's bankruptcy estate;

                         (B) a court should not order the substantive consolidation of the assets and liabilities of the Company, on the one hand, with those of any Seller or USFS, on the other hand;

                         (C) to the effect that each Seller and USFS, as applicable, has all approvals, judicial, regulatory, legal or otherwise, needed to execute, deliver and perform each Transaction

          Document to which it is a party and that no conflict or default will occur as a result of the execution, delivery and performance thereof;

                         (D) to the effect that USFS has a valid and perfected ownership or security interest in the Receivables and Receivables Property; and

                         (E) addressing other customary matters.

All of the legal opinions referred to in this Section 3.1(i) shall be addressed to the Trustee and any other Person reasonably requested by USFS.

               (j) RESERVED.

          Section 3.2 CONDITIONS PRECEDENT TO THE ADDITION OF A SELLER. No Subsidiary of United Stationers Inc. approved by USFS as an additional Seller pursuant to Section 9.13 shall be added as a Seller hereunder unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of such Seller (the "SELLER ADDITION DATE"):

               (a) ADDITIONAL SELLER SUPPLEMENT, UCC CERTIFICATE. USFS shall have received (with a copy for the Trustee) (i) an Additional Seller Supplement duly executed and delivered by such Seller and (ii) a UCC Certificate duly executed by a Responsible Officer of such Seller and dated the related Seller Addition Date.

               (b) RESOLUTIONS. USFS shall have received copies of duly adopted resolutions of the Board of Directors of such Seller as in effect on the related Seller Addition Date and in form and substance reasonably satisfactory to USFS, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller.

               (c) SECRETARY'S CERTIFICATE. USFS shall have received duly executed certificates of the Secretary or an Assistant Secretary of such Seller, dated the related Seller Addition Date, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign the Additional Seller Supplement or any instruments or documents in connection with this Agreement.

               (d) CORPORATE DOCUMENTS. USFS shall have received the certificate or articles of incorporation (or equivalent charter document) of such

Seller, duly certified by the Secretary of State of such Seller's jurisdiction of formation, as of a recent date acceptable to USFS, together with (i) a certificate of good standing, as of a recent date, from such Secretary of State and (ii) a copy of the by-laws (or equivalent governance document) of such Seller, duly certified by the Secretary or an Assistant Secretary of such Seller.

               (e) LOCKBOX AGREEMENT. A Lockbox Account with respect to Receivables to be sold by such Seller shall have been established in the name of the Company (or established in the name of such seller and assigned to USFS which will then assign such Lockbox Account to the Company), and the Servicer shall have delivered with respect to such Lockbox Account a Lockbox Agreement in substantially the form of Exhibit A to the Pooling Agreement.

               (f) UCC SEARCHES. USFS shall have received reports of UCC and other searches listing such Seller as debtor or assignor reflecting the absence of Liens on the Receivables and Receivables Property, and except for Liens as to which USFS has received UCC termination statements in proper form for filing.

               (g) UCC FINANCING STATEMENTS. Such Seller shall have authorized, filed and recorded, at its own expense, UCC-1 financing statements naming USFS as purchaser and such Seller as seller with respect to the Receivables and the Receivables Property (excluding returned merchandise) in such manner and in such jurisdictions as are necessary or desirable to perfect USFS's ownership or security interest therein under the UCC and delivered evidence of such filings to USFS; and all other action necessary or desirable, in the opinion of USFS, to perfect USFS's ownership or security interest in the Receivables and Receivables Property shall have been duly taken.

               (h) LIST OF OBLIGORS. Such Seller shall have delivered to USFS a Receivables List containing the information required by Section 2.1(e)(ii).

               (i) OPINIONS. USFS shall have received (i) legal opinions on behalf of such Seller as to general corporate matters of such Seller (including, without limitation, an opinion as to the validity and perfection of USFS's interest in the Purchased Receivables) and (ii) confirmation (A) as to the "true sale" nature of the sale of Receivables of such Seller hereunder and (B) as to the absence of substantive consolidation issues between such Seller, United Stationers Inc., USSC and USFS on the one hand and the Company on the other hand, all in form and substance reasonably satisfactory to USFS. Such legal opinions and confirmation shall be addressed to the Trustee and any other Person reasonably requested by the Company.

               (j) GOOD STANDING CERTIFICATES. USFS shall have received copies of certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to such Seller, in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign entity, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

               (k) CONSENTS. USFS shall have received, certificates dated the date hereof of a Responsible Officer of such Seller either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by such Seller of the Additional Seller Supplement, this Agreement and each other document to be delivered by it thereunder, and the validity and enforceability thereof against such Seller, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

               (l) GUARANTY. USSC shall have executed and delivered to USFS an instrument in form and substance satisfactory to USFS, the Company, and the Trustee, on behalf of the Holders, pursuant to which USSC shall guarantee the obligations of such additional Seller under this Agreement.

          Section 3.3 CONDITIONS PRECEDENT TO EACH OF USFS'S PURCHASES OF RECEIVABLES. The obligation of USFS to pay for any Receivable and the Receivables Property with respect thereto on each Payment Date (including the Effective Date) shall be subject to the further conditions precedent that, on and as of such Payment Date:

               (a) the following statements shall be true (and the acceptance by the relevant Seller of the Purchase Price for such Receivable on such Payment Date shall constitute a representation and warranty by such Seller that on such Payment Date such statements are true):

                     (i) the representations and warranties of such Seller contained in Section 4.2 shall be true and correct in all material respects on and as of such Payment Date as though made on and as of such date except to the extent any such representation or warranty is expressly made only as of another date (in which case it shall be true and correct in all material respects on and as of such other date);

                    (ii) after giving effect to such purchase, no (A) Early Termination with respect to such Seller or (B) Purchase

     Termination Event (after giving effect to any applicable grace period) shall have occurred and be continuing; and

                   (iii) there has been no material adverse change since the date of this Agreement in the collectibility of the Receivables taken as a whole;

               (b) USFS and the Trustee shall be satisfied that such Seller's systems, procedures and record keeping relating to the Purchased Receivables remain in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Purchased Receivables in accordance with the terms and intent of this Agreement;

               (c) USFS shall have received payment in full of all amounts for which payment is due from such Seller pursuant to Section 2.5, 2.6 or 7.1;

               (d) USFS shall have received such other approvals, opinions or documents as USFS may reasonably request; and

               (e) such Seller shall have complied with all of its covenants in all material respects and satisfied all of its obligations in all material respects under this Agreement required to be complied with or satisfied as of such date;

PROVIDED, HOWEVER, that the failure of such Seller to satisfy any of the foregoing conditions shall not prevent such Seller from subsequently selling Receivables upon satisfaction of all such conditions or exercising its rights under Section 2.1(b); PROVIDED, FURTHER, that notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the USFS Subordinated Note, by offset of amounts owed to Buyer and/or by capital contributions), title to such Receivable and the Receivables Property with respect thereto shall vest in USFS, whether or not the conditions precedent to USFS's obligation to pay for such Receivable were in fact satisfied. The failure of any Seller to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of USFS to rescind the related purchase and direct the applicable Seller to pay to USFS an amount equal to the Purchase Price that shall have been made with respect to any Receivables related thereto.

          Section 3.4 CONDITION PRECEDENT TO EACH SELLER'S OBLIGATIONS. The obligation of a Seller on each Payment Date (including on the Effective Date) shall be subject to the condition precedent that, on such date, the following statement shall be true (and the payment by USFS of the Purchase Price for such Receivable on such date shall constitute a representation and warranty by USFS that on such Payment

Date such statement is true): (i) no Early Amortization Event or Potential Early Amortization Event of a type, with respect to the Company, set forth in Section 7.1(a) of the Pooling Agreement shall have occurred and be continuing and (ii) no Early Termination, as set forth in Section 6 of the USFS Receivables Sale Agreement, shall have occurred.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.1 REPRESENTATIONS AND WARRANTIES OF USFS. USFS represents and warrants as to itself for the benefit of the Sellers as follows:

               (a) It (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which the ownership of its property or its business as conducted and proposed to be conducted require such qualification or in which the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, (ii) has the requisite limited liability company power and authority to effect the transactions contemplated hereby, and (iii) has all requisite limited liability company power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

               (b) The execution, delivery and performance by it of this Agreement and all instruments and documents to be delivered hereunder by it, and the transactions contemplated hereby and thereby, (i) are within its limited liability company powers, have been duly authorized by all necessary limited liability company action and do not (A) contravene its certificate of formation or limited liability company agreement, (B) violate any law or regulation or any order or decree of any court or governmental instrumentality, (C) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on or affecting it or any of its respective subsidiaries or any of its material properties or (D) result in or require the creation or imposition of any Lien EXCEPT as created or imposed hereunder or under the Pooling Agreement, and no transaction contemplated hereby requires compliance on its part with any bulk sales act or similar law, and (ii) do not require the consent of, authorization by or approval of or notice to or filing or registration with, any governmental body, agency, authority, regulatory body or any other Person other than those which have been obtained or made EXCEPT for the filing of the financing statements referred to in ARTICLE III hereof, which filings the Sellers hereby represent shall have been duly made prior to or substantially contemporaneously with any purchases of Receivables and Receivables Property and shall at all times be in full force and effect (except as they may be terminated by USFS). This Agreement has been duly executed and delivered by USFS and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          Section 4.2 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller hereby represents and warrants for the benefit of USFS and its assigns on the Closing Date and on each Payment Date, as follows:

               (a) ORGANIZATION AND GOOD STANDING. Such Seller (i) is an entity duly organized or formed and validly existing as an entity in good standing under the laws of the state of its incorporation or formation, as the case may be, (ii) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect and (iii) has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

               (b) DUE QUALIFICATION. Such Seller has and holds all power, corporate or otherwise, and has obtained all necessary licenses, authorizations, consents and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, authorizations, consents, licenses or approvals, except where the failure to preserve and maintain would not reasonably be expected to have a Material Adverse Effect.

               (c) DUE AUTHORIZATION, EXECUTION AND DELIVERY. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for therein have been duly authorized by such Seller by all necessary action on its part. This Agreement and each other Transaction Document to which such Seller is a party have been duly executed and delivered by such Seller.

               (d) NO DEFAULT. Such Seller is not in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably likely to have a Material Adverse Effect with respect to such Seller. No

(i) Early Termination or (ii) Potential Purchase Termination Event with respect to a Purchase Termination Event set forth in Section (g)(ii) of Section 6.1, in each case with respect to such Seller, has occurred and is continuing.

               (e) VALID SALE; BINDING OBLIGATIONS.

                     (i) Each transfer of Receivables and Receivables Property made pursuant to this Agreement shall constitute a valid sale, transfer and assignment of (or a valid security interest in) the Receivables and the Receivables Property to USFS (free and clear of any Liens) which is perfected and of first priority under applicable law, enforceable against creditors of, and purchasers from, such Seller.

                    (ii) This Agreement constitutes and each other Transaction Document to be signed by such Seller, when duly executed and delivered by such Seller, will constitute, a legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               (f) NO VIOLATION. The execution, delivery and performance by such Seller of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default (which, in the case of clauses (B) and (C) below would reasonably be expected to cause a Material Adverse Effect) under, (A) the articles or certificate of incorporation or by-laws of such Seller (or equivalent governance documents), or any shareholder agreements, member agreements, voting trusts or similar arrangements applicable to any of its authorized shares or equity interests, (B) any contract, indenture, loan agreement, mortgage, deed of trust, or, (C) other material agreement or instrument to which such Seller is a party or by which such Seller or any of its material properties is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such contract, indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or
(iii) violate any law or any order, rule, or regulation of any court or of any federal, state, local or other regulatory body, administrative agency, or other governmental instrumentality of the United States of America having jurisdiction over such Seller or any of its properties.

               (g) NO PROCEEDINGS. There are no actions, suits, proceedings or investigations at law or in equity (including, without limitation, injunctions, writs or restraining orders) pending or, to the knowledge of such Seller, threatened against such Seller before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document,
(ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that, individually or in the aggregate, materially and adversely affect (A) the performance by such Seller of its obligations under this Agreement or any other Transaction Document, (B) the validity or enforceability of this Agreement or any other Transaction Document, (C) the collectibility of such Seller's Receivables taken as a whole or in any material portion thereof or (D) the interests, rights or remedies of USFS (or its assigns) hereunder or such Seller's Receivables taken as a whole or in any significant portion thereof.

               (h) BULK SALES ACT. No transaction contemplated by this Agreement or any other Transaction Document with respect to such Seller requires compliance with, or will be subject to avoidance under, any "bulk sales" act or similar law.

               (i) APPROVALS. No authorization or approval or other action by, and no notice to or filing with or any other act by or in respect of, any governmental authority or regulatory body in the United States of America or any other Person is required for the due execution, delivery and performance by such Seller of this Agreement or any other Transaction Document to which it is a party except for (i) those which have duly been obtained or made and are in full force and effect on the Closing Date, (ii) those the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect and
(iii) the filing of the UCC financing statements referred to in ARTICLE III, all of which, at the time required in ARTICLE III, shall have been duly made and shall be in full force and effect.

               (j) BONA FIDE RECEIVABLES.

                     (i) Each Receivable of such Seller is, or will be, if transferred pursuant to this Agreement, an account receivable arising out of such Seller's performance in accordance with the terms of the Contract, if any, giving rise to such Receivable. Such Seller has no knowledge of any fact which would lead it to expect that such Receivable will not be paid in full when due. Each Receivable sold by it hereunder, as the case may be, and designated on a Required Report to be an Eligible Receivable was or will be, as the case may be, at its respective Payment Date, an Eligible Receivable. The aggregate outstanding Principal Amount of Receivables so sold by such Seller on any Payment Date and so designated as Eligible Receivables was or will be, as the case may be, correctly set forth on the Required Report with respect to such Payment Date. Each Receivable classified as an "ELIGIBLE RECEIVABLE" by such Seller in any document or report delivered hereunder satisfies the requirements of eligibility contained in the definition of Eligible Receivable.

                    (ii) Each Receivable, together with any Contract with respect thereto, is the legal, valid and binding obligation of the related Obligor thereon, enforceable against such Obligor to pay the full Principal Amount thereof (and any accrued interest thereon) in accordance with its terms.

                   (iii) Each Receivable, together with any contract, instrument and/or agreement related thereto, does not contravene any applicable law, rule or regulation (including, without limitation, laws, rules or regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices or privacy), which in any way renders such Receivable (or any contract, instrument and/or agreement related thereto) unenforceable or would otherwise impair in any material respect the collectibility of such Receivable.

                    (iv) Such Seller has complied in all material respects with the applicable Policies with regard to each Receivable and the related contracts, instruments and/or agreements, and has not made any material change to the Policies, except in accordance with Section 5.3(d).

               (k) OFFICE; LOCATION OF RECORDS. The principal place of business and the chief executive office of such Seller are as indicated for such Seller on Schedule II hereto. The offices where such Seller keeps its records concerning the Receivables and related Contracts and all purchase orders and other agreements related to the Receivables are as indicated for such Seller on
Schedule II hereto (or at such other locations, notified to USFS in accordance with Section 5.1(i), in jurisdictions where all action required by Sections 5.1(r)(1) has been taken and completed). Schedule II hereto accurately and correctly sets forth the following information with respect to such Seller (i) its jurisdiction of organization and organizational structure, (ii) the place where it is "located" for the purposes of Section 9-307 of the UCC, (iii) its organizational identification number assigned to it by its jurisdiction of organization, (iv) its Federal Employer Identification Number, (v) its legal name and (vi) each filing office in which a filing by such Seller of a financing statement on Form UCC-l is required to be made in connection with the transactions contemplated by this Agreement and the other Transaction Documents. Such Seller has not, within the period of twelve months prior to its Effective Date, (i) changed the location of its principal place of business and chief executive office, its legal name or its organizational structure, (ii) changed its "location" (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) or (iii) become a "new debtor" (as defined in Section 9-102(a)(56) of the UCC of all applicable jurisdictions) with respect to a currently effective security agreement previously entered into by any other Person. Such Seller and has not changed its jurisdiction of organization or organizational structure.

               (l) MARGIN REGULATIONS. No use of any funds obtained by such Seller under this Agreement or the other Transaction Documents will conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

               (m) QUALITY OF TITLE. Each Seller is the legal and beneficial owner of each Receivable and all Receivables Property which is to be transferred to USFS by such Seller, and such Receivables and Receivables Property shall be transferred by such Seller free and clear of any Lien (other than any Lien arising under any other Transaction Document, arising solely as the result of any action taken by USFS hereunder); prior to such transfer such Seller shall have made all filings under applicable law in each relevant jurisdiction in order to protect and perfect USFS's ownership or security interest in all Receivables and Receivables Property against all creditors of, and purchasers from, such Seller; and USFS shall have acquired and shall continue to have maintained a valid and perfected first priority ownership or security interest in each Receivable and the Receivables Property free and clear of any Lien (other than any Lien arising solely as the result of any action taken by USFS hereunder or by the Trustee); and no effective financing statement or other instrument similar in effect covering any Receivable, any interest therein or any Receivables Property with respect thereto is on file in any recording office except such as may be filed in favor of (i) such Seller in accordance with the Contracts, (ii) USFS pursuant to this Agreement and (iii) the Trustee pursuant to the Pooling Agreement.

               (n) ACCURACY OF INFORMATION. All factual written information furnished on or after January 1, 2003 by such Seller or its Affiliates (other than USFS) to USFS for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and all other such factual, written information hereafter furnished (if prepared by such Seller or any Affiliate or, if not prepared by such Seller or any Affiliate, to the extent that information contained therein was supplied by such Seller or any Affiliate) by such Seller or any Affiliate (other than USFS) to USFS pursuant to or in connection with any Transaction Document shall be, true and accurate in every material respect on the date such information is stated or certified (unless such information relates to another date), and such information does not and will not contain any material misstatement of fact and is not, and shall not be (as the case may be), incomplete by omitting to state a material fact or any fact necessary to make the statements contained therein not misleading as of such date.

               (o) PROCEEDS BANKS, PAYMENT INSTRUCTIONS. The conditions and requirements set forth in Section 5.1(c) of this Agreement and Section 2.3 of the Servicing Agreement have at all times been satisfied and duly performed in all material respects. The names and addresses of all Lockbox Processors, together with the account numbers of all Lockbox Accounts at each Lockbox Processor and the post office box number of each Lockbox, are listed on SCHEDULE
III. The Sellers have transferred all of their right, title and interest in each Lockbox Account to USFS, which will in turn transfer such interest to the Company. No Seller has granted any Person, other than USFS as contemplated by this Agreement, dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lockbox or Lockbox Account, or the right to take dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lockbox or Lockbox Account at a future time or upon the occurrence of a future event. Each Lockbox and each Lockbox Account is subject to a Lockbox Agreement that is in full force and effect and each Lockbox Account is free and clear of any Lien (other than any right of set-off expressly provided for in the applicable Lockbox Agreement). Each Lockbox Processor has executed and delivered to the Company a Lockbox Agreement. Each Seller, or the Servicer on its behalf, has instructed all Obligors to make all payments in respect of the Receivables and Related Property in accordance with Section 2.3(a) of the Servicing Agreement and Section 5.1(c) of this Agreement.

               (p) VALID TRANSFERS. No transfer of any Receivables or any Receivables Property to USFS by such Seller constitutes a fraudulent transfer or fraudulent conveyance or is otherwise void or voidable under similar laws or principles, the doctrine of equitable subordination or for any other reason (including, without limitation, under the Bankruptcy Code). The transfers of Receivables and

Receivables Property by such Seller to USFS pursuant to this Agreement, and all other transactions between such Seller and USFS, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of such Seller, and such Seller acknowledges that it has received and will receive fair consideration and reasonably equivalent value for the purchases by USFS of Receivables and Receivables Property hereunder and such transfer was not made for or on account of an antecedent debt. The purchase of Receivables and Receivables Property by USFS from such Seller constitutes a true sale of such Receivables and Receivables Property under applicable state law.

               (q) TRADE NAMES. Such Seller uses no trade names, fictitious names, assumed names or "doing business as" names in the furnishing of its products or services which generate Receivables other than its actual corporate name and the trade names set forth for such Seller in Schedule VI and in the case of trade names, only in the jurisdictions indicated on Schedule VI. During the five years preceding the date hereof, except as set forth in Schedule VI and in the case of trade names, only in the jurisdictions indicated on Schedule VI, such Seller (i) has not been known by any legal name or trade name other than its corporate name, and (ii) has not been the subject of any merger or other corporate reorganization.

               (r) COMPLIANCE WITH APPLICABLE LAWS. Such Seller is in material compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (federal, state, local or foreign, and including, without limitation, environmental laws), a breach of any of which, individually or in the aggregate, would be reasonably likely either (i) to have a material adverse effect on (A) the business, operations, business prospects or condition (financial or other) of such Seller or (B) the ability of such Seller to perform its obligations under this Agreement and the other Transaction Documents, or (ii) to impair the collectibility of any Receivables or any Receivables Property or the enforceability or validity of any Contract.

               (s) TAXES. Such Seller has filed all federal and all material state and local tax returns required by law to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from such Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, except where such failure would not reasonably be expected to cause a Material Adverse Effect. No tax Lien has been filed, and, to the knowledge of such Seller, no material claim is being asserted, with respect to any such taxes. Such Seller knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature

(including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

               (t) ACCOUNTING TREATMENT. Such Seller will not prepare any financial statements that account for the transactions contemplated hereby in a manner which is, nor will it in any other respect (except for tax purposes) account for the transactions contemplated hereby in a manner which is, inconsistent with USFS's ownership interest in the Receivables and Receivables Property.

               (u) ERISA MATTERS.

                     (i) Except as specifically disclosed in Schedule VIII hereto, such Seller and each of its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to each Plan of such Seller or any of its ERISA Affiliates, except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect with respect to such Seller.

                    (ii) No Reportable Event has occurred as to which such Seller or any of its ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30-day notice requirement is waived, reports that have been filed and reports the failure of which to file would not reasonably be expected to result in a Material Adverse Effect with respect to such Seller.

                   (iii) Except as specifically disclosed in Schedule VIII hereto, as of the Effective Date, the present value of all benefit liabilities under each Plan of such Seller or any of its ERISA Affiliates (on an ongoing basis and based on those assumptions used to fund such Plan) did not, as of the last valuation report applicable thereto, exceed the value of the assets of such Plan, except to the extent that such excess would not have a Material Adverse Effect with respect to such Seller.

                    (iv) Neither such Seller nor any of its ERISA Affiliates has incurred any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect with respect to such Seller.

                     (v) Neither such Seller nor any of its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or that a reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect with respect to such Seller.

               (v) CREDIT AND COLLECTION POLICIES. Schedule IV accurately describes such Seller's Policies relating to Contracts and Receivables in effect on the Closing Date.

               (w) SOLVENCY. Both prior to and after giving effect to the transactions contemplated by the Transaction Documents, (i) the assets of such Seller, at fair valuation, will exceed its debts and liabilities (including contingent liabilities), (ii) the capital of such Seller will not be unreasonably small to conduct its business, (iii) such Seller will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable in respect of its Indebtedness and (iv) the present fair salable value of the property of such Seller will be greater than the amount that will be required to pay the probable liabilities of such Seller on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               (x) INVESTMENT COMPANY ACT. Neither such Seller nor any of such Seller's Subsidiaries is (i) an "investment company" registered under, nor after giving effect to the transactions contemplated hereby will be required to be registered under, the 1940 Act, or (ii) a "holding company", or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               (y) OWNERSHIP. All of the issued and outstanding capital stock of such Seller is owned, directly or indirectly, by United Stationers Inc., free and clear of any Lien, other than any Lien in favor of the administrative agent under the Credit Agreement.

               (z) MATERIAL ADVERSE EFFECT. Since the date of September 30, 2002, no event has occurred that has had, or would reasonably be expected to have a material adverse effect on (A) the financial condition or operations of such Seller and its Subsidiaries taken as a whole except as disclosed in USI's current report on Form 8-K filed with the SEC on January 31, 2003 or otherwise disclosed in writing to the Trustee prior to the Closing Date, (B) the ability of such Seller, to perform its obligations under this Agreement or the other Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

               (aa) RECEIVABLES DOCUMENTS. Upon the delivery, if any, by such Seller to USFS of licenses, rights, computer programs, related materials, computer tapes, disks, cassettes and data relating to the administration of the Purchased Receivables pursuant to Section 5.1(r), USFS shall have been furnished with all materials and data reasonably necessary to permit timely collection of the Purchased Receivables without the participation of such Seller in such collection.

The representations and warranties set forth in this Section 4.2 shall survive the transfer and assignment of the respective Receivables to USFS pursuant to this Agreement. Each Seller hereby represents and warrants to USFS, as of the Effective Date and each Payment Date, that the representations and warranties of such Seller set forth in Section 4.2 are true and correct in all material respects as of such date, except for any representation and warranty specifically made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. Upon discovery by a Responsible Officer of any Seller, or a Responsible Officer of USFS, respectively, of any material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

                                   ARTICLE V

                                GENERAL COVENANTS

               Section 5.1 AFFIRMATIVE COVENANTS OF THE SELLERS. Each Seller covenants that, until the Purchase Termination Date shall have occurred with respect to such Seller and there are no amounts outstanding with respect to the Purchased Receivables previously sold by such Seller to USFS (other than Charged-off Receivables):

                    (a) FINANCIAL STATEMENTS: Furnish to USFS

                    (i) as soon as available, but in any event not later than 90 days after the end of each fiscal year of United Stationers Inc., a copy of the audited balance sheets of United Stationers Inc. and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows of United Stationers Inc. and its Consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by the opinion of Ernst & Young LLP or another nationally-recognized independent public accounting firm acceptable to the Trustee, which report shall state that such consolidated financial statements present fairly the financial position and results of operations and changes in cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of United Stationers Inc. or any of its Subsidiaries' records;

                   (ii) as soon as practicable, but in any event not later than 45 days after the end of the first three fiscal quarters of each fiscal year, a copy of the unaudited balance sheets of United Stationers Inc. and its Consolidated Subsidiaries, as at the end of such quarter and the related unaudited consolidated statements of operations, shareholders' equity and cash flows of United Stationers Inc. and its Consolidated Subsidiaries, for such fiscal quarter, certified by an appropriate Responsible Officer as fairly presenting the financial position and the results of operations of United Stationers Inc. and its Consolidated Subsidiaries;

               (b) PRESERVATION OF CORPORATE EXISTENCE AND NAME. Such Seller will preserve and maintain in all respects its existence, rights, franchises and privileges in the jurisdiction of its incorporation or formation, as the case may be, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to so qualify and be in good standing would reasonably be expected to have a Material Adverse Effect.

               (c) MAINTENANCE OF PROPERTY. Such Seller will keep all material tangible property useful and necessary in its business in good working order and condition (normal wear and tear excepted), except to the extent that the failure to do any of the foregoing with respect to any such property would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

               (d) COLLECTIONS. Such Seller will cause (1) all proceeds from all Lockboxes to be directly deposited by a Lockbox Processor into a Lockbox Account and (2) each Lockbox and Lockbox Account to be subject at all times to a

Lockbox Agreement that is in full force and effect. Such Seller will instruct, or cause the Servicer to instruct, all Obligors to pay all Collections directly to a Lockbox or Lockbox Account. In the event any payments relating to Receivables are remitted directly to such Seller or any Affiliate of such Seller, such Seller will remit all such payments (or will cause all such payments to be remitted) directly to the applicable Lockbox Processor and deposited into the applicable Lockbox Account within one Business Day following receipt thereof, and, at all times prior to such remittance, such Seller or such Affiliate will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of USFS and its assigns (including the Trustee and the Holders). Such Seller shall not grant or purport to grant the right to take dominion and control or establish or purport to establish "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lockbox or Lockbox Account at a future time or upon the occurrence of a future event to any Person, except to the Trustee as contemplated by this Agreement, the USSC Receivables Sale Agreement and the Pooling Agreement. With respect to each Lockbox and Lockbox Account, such Seller shall take all steps necessary to ensure that the Trustee has "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over each such Lockbox and Lockbox Account.

               (e) COMPLIANCE WITH LAWS, ETC. Such Seller shall comply in all respects with all applicable laws, rules, regulations and orders applicable to such Seller and the Receivables and the Receivables Property, including, without limitation, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, where failure to so comply would reasonably be expected to have a Material Adverse Effect.

               (f) VISITATION RIGHTS. At any reasonable time during normal business hours and from time to time upon reasonable prior notice, such Seller shall permit (i) USFS, or any of its assignees, agents or representatives, (A) to examine and make copies of and abstracts from the records, books of account and documents (including, without limitation, computer tapes and disks) of such Seller relating to Receivables and Receivables Property owned or to be purchased by USFS hereunder, including, without limitation, the related Contracts and purchase orders and other agreements and (B) following the termination of the appointment of USFS as Servicer, to be present at the offices and properties of USFS to administer and control the collection of amounts owing on the Purchased Receivables and (ii) USFS, or any of its assignees, agents or representatives, or the Trustee (upon the giving of appropriate notice to such Seller) to visit the properties of such Seller for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of such Seller relating to the Receivables or such

Seller's performance hereunder or under any other Transaction Document with any of its officers, employees or directors and with its independent certified public accountants; PROVIDED, that USFS or its assignees, agents or representatives, as the case may be, shall notify the Seller prior to any contact with such accountants and shall give such Seller the opportunity to participate in such discussions.

               (g) KEEPING OF RECORDS AND BOOKS OF ACCOUNt. Such Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and the Receivables Property in the event of the destruction of the originals thereof), and keep and maintain proper books of records and account in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, including without limitation, all documents, books, records and other information which, in each case, in the reasonable discretion of USFS or its assignees, are necessary or advisable for the collection of all Receivables and the Receivables Property (including, without limitation, records adequate to permit the identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

               (h) PERFORMANCE AND COMPLIANCE WITH POLICIES, RECEIVABLES AND CONTRACTS. Such Seller will (i) perform its obligations in accordance with and comply in all material respects with the Policies, as amended from time to time in accordance with the Transaction Documents and (ii) at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Receivables and the Contracts related to the Receivables and Receivables Property and all purchase orders and other agreements related to such Receivables and Receivables Property.

               (i) OBLIGATIONS. In addition to its obligations under Section 5.1(p), such Seller shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments, levies and other governmental charges at any time owing by it and all of its other material obligations of whatever nature, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on its books, or (b) the failure to so pay, discharge or satisfy all such obligations would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect and would not subject any of its properties to any Lien prohibited by Section 5.3(b).

               (j) LOCATION OF RECORDS. Such Seller will keep its principal place of business and chief executive office, and the offices where it keeps its records concerning the Receivables, all Receivables Property, all Contracts and purchase orders and other agreements related to such Receivables (and all original documents relating thereto), at the addressees of such Seller referred to in Schedule II or, upon 30 days' prior written notice to USFS, at such other locations in jurisdictions where all action required by Section 5.1(r) shall have been taken and completed; PROVIDED, HOWEVER, that the Rating Agency Condition shall have been satisfied with respect to any changes in location of such Seller's principal place of business or chief executive office and such location is not in a state which is within the Tenth Circuit unless it delivers an opinion of counsel reasonably acceptable to the Rating Agencies to the effect that OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), is no longer controlling precedent in the Tenth Circuit.

               (k) FURNISHING COPIES, ETC. Such Seller shall furnish to USFS, promptly after obtaining knowledge that a Receivable was, at the time of USFS's purchase thereof, not an Eligible Receivable, notice thereof.

               (l) OBLIGATION TO RECORD AND REPORT. Such Seller shall, to the fullest extent permitted by GAAP and by applicable law, record each purchase of the Purchased Receivables as a sale on its books and records, reflect each purchase of Purchased Receivables in its financial statements and tax returns as a sale and recognize gain or loss, as the case may be, on each purchase of Purchased Receivables, except to the extent that such purchases are not reportable for Federal tax purposes due to the filing of tax forms of United Stationers Inc. on a consolidated Federal basis with those of the Sellers, USFS and the Company.

               (m) CONTINUING COMPLIANCE WITH THE UNIFORM COMMERCIAL CODE. Such Seller shall, without limiting the requirements of Section 5.1(r), at its expense, preserve, continue, and maintain or cause to be preserved, continued, and maintained USFS's valid and properly perfected title to each Receivable and the Receivables Property purchased hereunder, including, without limitation, authorizing, filing or recording UCC financing statements in each relevant jurisdiction.

               (n) PROCEEDS OF RECEIVABLES. Such Seller shall use all reasonable efforts to cause all payments made by Obligors in respect of Purchased Receivables and Related Property to be made in accordance with Section 2.3(a) of the Servicing Agreement.

               (o) TAXES. Such Seller will file all federal and all material state and local tax returns and reports required by law to be filed by it and will pay all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books or except where the failure to file such returns and reports and pay such taxes and governmental charges would not reasonably be expected to cause a Material Adverse Effect.

               (p) SEPARATE CORPORATE EXISTENCE OF THE COMPANY. Such Seller hereby acknowledges that the Trustee and the Holders are entering into the transactions contemplated by the Transaction Documents in reliance upon the Company's identity as a legal entity separate from the Sellers, USFS and all other Affiliates thereof (such Seller, together with each such Affiliate, a "USS Affiliate") and that the Trustee and the Holders would be prejudiced by any substantive consolidation of the Company with any Seller or USFS. Therefore, from and after the date hereof, such Seller will take (or refrain from taking, as the case may be) such actions, and will cause each other Affiliate it controls to take (or refrain from taking, as the case may be) such actions, as shall be required in order that:

                    (i) Except as specifically provided in Sections 7.1 and 9.5, no USS Affiliate will pay the Company's operating expenses and liabilities, recognizing, however, that certain organizational expenses of the Company and expenses relating to creation and implementation of the securitization program contemplated by the Transaction Documents have been or shall be paid by such Seller or USFS.

                   (ii) Each USS Affiliate will conduct its business at offices segregated from the Company's offices. If office space is leased from any USS Affiliate, a separate written lease on arm's-length terms will be in effect at a market rental rate.

                  (iii) Each USS Affiliate will maintain corporate records and books of account separate from those of the Company and telephone numbers, mailing addresses, stationery and other business forms that are separate and distinct from those of the Company.

                   (iv) Any financial statements of any USS Affiliate that are consolidated to include the Company will contain a detailed note substantially in the form, and to the effect, of the note set forth on Annex 1.

                    (v) The Company's assets will be maintained in a manner that facilitates their identification and segregation from those of such Seller and the other USS Affiliates.

                   (vi) Each USS Affiliate will strictly observe corporate formalities in its dealings with the Company, and funds or other assets of the Company will not be commingled or pooled with those of any affiliated Person other than funds constituting (i) Excluded Receivables Payments or
     (ii) Collections remitted to a Collector pursuant to Section 2.3(a) of the Servicing Agreement; PROVIDED that, in each case, such funds shall not be commingled for more than one (2) Business Days. No Affiliate will maintain joint bank accounts with the Company or other depository accounts with the Company to which any USS Affiliate has independent access.

                  (vii) Any transaction between the Company and any USS Affiliate will be fair and equitable to the Company, will be the type of transaction which would be entered into by a prudent Person in the position of the Company with a USS Affiliate, and will be on terms which are at least as favorable to the Company as may be obtained from a Person which is not a USS Affiliate, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (vii).

                 (viii) No USS Affiliate will hold itself out, or permit itself to be held out, as having agreed to pay or be liable for the debts of the Company.

                   (ix) Except for the authority delegated to the Servicer pursuant to the Servicing Agreement, the duly elected Board of Directors of the Company and the Company's duly appointed officers shall at all times have sole authority to control decisions and actions with respect to the daily business affairs of the Company.

                    (x) Such Seller shall comply with those procedures described in the Specified Bankruptcy Opinion Provisions which are applicable to such Seller, except, in each case above, for such failure to take actions or refrain from taking actions that are, in the aggregate, not material.

               (q) DEPOSITS IN PROGRAM ACCOUNTS. Such Seller shall not permit the deposit of any funds other than Collections (except funds consisting of Excluded Receivables Payments which shall be transferred out of any such Lockbox Account within 2 Business Days of deposit therein) in any of the Lockbox Accounts and the Collection Account.

               (r) OWNERSHIP; FURTHER ACTION EVIDENCING PURCHASES.

                     (i) Such Seller shall take all necessary action to establish and maintain, irrevocably in USFS, (A) legal and equitable title to the Receivables and the Collections and (B) all of such Seller's right, title and interest in the Receivables Property associated with the Receivables, in each case, free and clear of any Liens other than Liens in favor of USFS (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect USFS's interest in such Receivables, Receivables Property and Collections and such other action to perfect, protect or more fully evidence the interest of USFS as USFS (or its assigns) may reasonably request).

                    (ii) In furtherance of clause (i) above, such Seller will on or prior to the date hereof, indicate on its books and records (including, without limitation, master data processing records) that the Receivables and Receivables Property have been sold and assigned to USFS, USFS has sold and assigned its interest therein to the Company and, in turn, the Company has conveyed its interest therein to the Trustee for the benefit of the Holders, and will provide to Company and USFS, upon request, copies of any such records.

                   (iii) Such Seller agrees that from time to time, at its expense, it will promptly execute, authorize and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that USFS or its assignees may reasonably request, to protect or more fully evidence USFS's ownership, right, title and interest in the Receivables and Receivables Property sold by such Seller and its rights under the Contracts with respect thereto, or to enable USFS or its assignees to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, such Seller will upon the request of USFS or its assignees (A) execute and/or authorize and file, in accordance with the provisions of the UCC of the applicable jurisdiction, continuation statements with respect to all financing statements filed in connection with the transactions contemplated hereby, as well as such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the reasonable opinion of USFS, desirable, (B) contact customers to confirm and verify Receivables and (C) obtain the agreement of any Person having a Lien on any Receivables owned by such Seller (other than any Lien created or imposed hereunder, under the Pooling Agreement or under any other Transaction Document) to release such Lien upon the purchase of any such Receivables by USFS.

                    (iv) Such Seller hereby irrevocably authorizes USFS, the Company and the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Receivables and Receivables Property sold or to be sold by such Seller, without the signature of such Seller where permitted by law.

                     (v) If such Seller fails to perform any of its agreements or obligations under this Agreement, USFS or its assignees may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of USFS incurred in connection therewith shall be payable by such Seller as provided in Section 9.5.

                    (vi) Such Seller agrees that, whether or not a Purchase Termination Event has occurred:

                              (A) USFS (and its assignees) shall have the right at any time to notify, or require that such Seller at its own expense notify, the respective Obligors of USFS's ownership of the Purchased Receivables and Receivables Property and may direct that payment of all amounts due or to become due under the Purchased Receivables be made directly to USFS or its designee;

                              (B) such Seller shall, upon the Company's, the Trustee's or USFS's written request and at such Seller's expense, (I) assemble all of such Seller's documents, instruments and other records (including credit files and computer tapes or disks) that (A) evidence or will evidence or record Receivables sold by such Seller and (B) are otherwise necessary or desirable to effect Collections of such Purchased Receivables (collectively, the "DOCUMENTS") and (II) deliver the Documents to the Company, the Trustee,

          USFS or any designee thereof at a place designated by such Person. In recognition of such Seller's need to have access to any Documents which may be transferred to any applicable Person hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables purchased hereunder, USFS hereby grants to such Seller an irrevocable license to access the Documents transferred by such Seller to USFS and to access any such transferred computer software in connection with any activity arising in the ordinary course of such Seller's business, PROVIDED that such Seller shall not disrupt or otherwise interfere with USFS's or any applicable Person's use of and access to the Documents and its computer software during such license period;

                              (C) such Seller hereby grants to USFS and the Trustee (as USFS's assignee) an irrevocable power of attorney (coupled with an interest) to take any and all steps in such Seller's name necessary or desirable, in the reasonable opinion of USFS or Trustee, to collect all amounts due under the Purchased Receivables, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections, enforcing the Purchased Receivables and exercising all rights and remedies in respect thereof, and

                              (D) upon written request of the Company, the Trustee or USFS, such Seller will (I) deliver to the, Company, the Trustee, USFS or a party designated by the Company, the Trustee or USFS all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary to the immediate collection of the Purchased Receivables by the Company, the Trustee or USFS, with or without the participation of such Seller (excluding software licenses which by their terms are not permitted to be so delivered, PROVIDED that such Seller shall use reasonable efforts to obtain consent of the relevant licensor to such delivery) and (II) make such arrangements with respect to the collection of the

          Purchased Receivables as may be reasonably required by the Company, the Trustee or USFS.

               (s) LEGEND REQUIREMENT FOR CHATTEL PAPER. Such Seller agrees (i) at all times, with respect to chattel paper, to comply with the procedures set forth in Schedule 3 to the Pooling Agreement and (ii) that any Receivable that constitutes or is evidenced by "chattel paper" as defined in Article 9 of the UCC as in effect in the Relevant UCC State shall bear a legend stating that such Receivable has been sold to USFS, sold, in turn, to the Company and conveyed, in turn, to the Trust.

               (t) COMPUTER FILES. Such Seller shall, at its own cost and expense, retain the ledger used by such Seller as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for the Company and USFS and other Persons with interests in the Purchased Receivables.

               (u) LOCKBOXES. Such Seller shall ensure that each Lockbox Account shall be free and clear of, and defend each Lockbox Account against, any Lien (other than the Lien in favor of USFS and its assigns), writ, order, stay, judgment, warrant of attachment or execution or similar process.

               (v) INSURANCE. Such Seller will maintain in effect, or cause to be maintained in effect, at its own expense, for itself and its Subsidiaries such casualty and liability insurance as such Seller shall deem appropriate in its good faith business judgment. Copies of each policy shall be furnished to USFS or its assigns in certificated form upon request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, such Seller's obligations hereunder.

               (w) Such Seller shall defend the right, title and interest of USFS and its assignees in, to and under the Receivables or Receivables Property, whether now existing or hereafter created, against all claims of third parties claiming through or under such Seller. Such Seller will duly fulfill all material obligations on its part to be fulfilled under or in connection with each Receivable or Receivables Property and will do nothing to impair the rights of USFS or its assigns in such Receivable or Receivables Property. Such Seller shall pay when due any taxes (including, without limitation, property, excise, transfer or similar taxes) arising with respect to, or payable in connection with, the Receivables or Receivables Property or on account of the transactions contemplated by this Agreement or the other Transaction Documents.

          Section 5.2 REPORTING REQUIREMENTS. Each Seller shall furnish to USFS and its assigns from the date hereof until the Purchase Termination Date shall have occurred with respect to such Seller and until there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to USFS:

               (a) COMPLIANCE CERTIFICATE. Concurrently with the delivery of the financial statements required by Section 5.1(a), a certificate of a Responsible Officer of such Seller, (i) stating that to the best of such Responsible Officer's knowledge, such Seller during such period, has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Transaction Documents to which it is a party to be observed, performed or satisfied by it,
(ii) stating that such Responsible Officer has obtained no knowledge of any Purchase Termination Event or Potential Purchase Termination Event except as specified in such certificate and (iii) certifying, as of the date of such certificate, (A) such Seller's jurisdiction of organization and such Seller's "location" for the purposes of Section 9-307 of the UCC, and (B) that such Seller has not changed its jurisdiction of organization or its "location" for the purposes of Section 9-307 of the UCC since the date of the hereof;

               (b) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event which such Seller files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which such Seller receives from the PBGC if, in each case, such report or notice relates to an event or condition that could reasonably be expected to give rise to a Termination Notice, an Early Amortization Event or a Material Adverse Effect;

               (c) TERMINATION EVENTS; OTHER MATERIAL EVENTS. As soon as possible and in any event within two Business Days after a Responsible Officer of such Seller obtains knowledge of each Purchase Termination Event, Potential Purchase Termination Event, Servicer Default, Potential Servicer Default or any other event that has a material likelihood of having a Material Adverse Effect, a written statement of a Responsible Officer of such Seller setting forth details of such event and the action that such Seller proposes to take with respect thereto;

               (d) OTHER NOTICES. As soon as possible (and in any event within five Business Days after a Responsible Officer of such Seller obtains knowledge of such event) written notice to USFS and its assigns of:

                     (i) any Lien on any Receivable or any Receivables Property;

                    (ii) (A) The entry of any judgment or decree against such Seller or any of its Subsidiaries or the institution or contingency of any litigation, arbitration proceeding, investigation or governmental proceeding against such Seller or any of its Subsidiaries that, in either case, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (B) any material adverse development in any previously disclosed litigation, investigations or proceedings;

                   (iii) the occurrence of a default or an event of default under any other financing arrangement evidencing Indebtedness pursuant to which such Seller is a debtor or an obligor;

                    (iv) any downgrade in the rating of any Indebtedness of USSC (if then rated) by S&P or by Moody's, setting forth the Indebtedness affected and the nature of such change;

                     (v) the occurrence of any event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect; and

                    (vi) the occurrence of any Purchase Termination Event or Potential Purchase Termination Event or Early Termination under this Agreement.

               (e) SHAREHOLDERS OR MEMBERS STATEMENTS AND REPORTS. Promptly upon the furnishing thereof to the shareholders or members of such Seller copies of all financial statements, reports and proxy statements so furnished.

               (f) S.E.C. FILINGS. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Seller or any of its Subsidiaries files with the Securities and Exchange Commission.

               (g) OTHER. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of such Seller as the Company or USFS or any of USFS's assigns may from time to time reasonably request in order to protect its respective interests under or as contemplated by this Agreement and the other Transaction Documents.

          Section 5.3 NEGATIVE COVENANTS. Each Seller covenants that, until the Purchase Termination Date shall have occurred with respect to such Seller and there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to USFS:

               (a) RECEIVABLES TO BE ACCOUNTS, GENERAL INTANGIBLES OR CHATTEL PAPER. Such Seller will take no action to cause any Receivable then outstanding to be evidenced by any "instrument" other than, PROVIDED that the procedures set forth in Schedule 3 to the Pooling Agreement are fully implemented with respect thereto, an instrument which alone or together with a security agreement constitutes "chattel paper" (each as defined in the UCC as in effect in the Relevant UCC State). Such Seller will take no action to cause any Receivable THEN OUTSTANDING to be anything other than an "account", "general intangible" or "chattel paper" (each as defined in the UCC as in effect in the Relevant UCC State).

               (b) SECURITY INTERESTS. Except for the conveyances hereunder and as provided below, such Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any other Lien on any Receivable or Receivables Property, whether now existing or hereafter created, or any interest therein; such Seller will immediately notify USFS and its assignees of the existence of any other Lien on any Receivable or Receivables Property; and such Seller shall defend the right, title and interest of USFS and its assignees in, to and under the Receivables or Receivables Property, whether now existing or hereafter created, against all claims of third parties claiming through or under such Seller.

               (c) EXTENSION OR AMENDMENT OF RECEIVABLES; INELIGIBLE RECEIVABLES. Such Seller will not extend, rescind, cancel, make any Dilution Adjustment to, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, make any Dilution Adjustment to, amend or otherwise modify, the terms of any Purchased Receivables, or otherwise take any action to cause, or which would permit, a Receivable that was designated as an Eligible Receivable on the Payment Date relating to such Receivable to cease to be an Eligible Receivable, except in any such case (a) in accordance with the terms of the Policies, (b) as required by any Requirement of Law or (c) in the case of Dilution Adjustments (whether or not permitted by any other clause of this sentence), upon making a Seller Adjustment Payment pursuant to Section 2.5.

               (d) CHANGE IN CREDIT AND COLLECTION POLICIES. Such Seller will not make or permit to be made any change in its Policies other than any such change which the Company is permitted to make (and proposes to make) pursuant to and in accordance with Section 2.8(j) of the Pooling Agreement.

               (e) PLACE OF BUSINESS, ETC. Such Seller will not change its principal place of business or chief executive office from the location listed on

Schedule II or change the location of its records relating to the Receivables and Receivables Property from those specified on Schedule II, unless in any such event such Seller shall have given USFS, the Trustee and the Company at least thirty (30) days' prior written notice thereof fully in accordance with the terms and provisions of Section 5.1(i) and shall have taken all action necessary or reasonably requested by USFS or the Trustee to amend its existing financing statements and continuation statements so that they are not misleading and to file additional financing statements in all applicable jurisdictions, if necessary, to continue the first priority perfected ownership or security interests of USFS (and its assigns) in all of the Receivables and Receivables Property.

               (f) CHANGE IN NAME, JURISDICTION OF ORGANIZATION, STRUCTURE, LOCATION, ETC.. Such Seller will not change its name, jurisdiction of organization, identity or corporate or other organizational structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions), become a "new debtor" (as defined in Section 9-102(a)(56) of the UCC of all applicable jurisdictions) with respect to a currently effective security agreement previously entered into by any other Person, or change its "location" (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) without (i) giving 30 days' prior written notice to the Company, USFS, the Servicer and the Trustee and (ii) taking all actions reasonably requested by the USFS (or its assigns) (including but not limited to all filings and other acts necessary or advisable under the UCC or similar statute of each relevant jurisdiction) in order to continue USFS's (and its assigns') first priority perfected ownership or security interest in all Receivables now owned or hereafter created and all Receivables Property, including taking all action required by Section 5.1(a) or 5.1(r).

               (g) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Such Seller shall not instruct the Obligor on any Receivables to make payments with respect to such Receivables and the Receivables Property with respect thereto other than to a Lockbox Account or Lockbox listed in Schedule III. Furthermore, such Seller will not add or terminate any depositary institution, processing company or bank as a Lockbox Processor, or make any change in the instructions to Obligors regarding payments to be made to any Lockbox or Lockbox Account unless USFS and the Trustee shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Lockbox Processor or a Lockbox Account or Lockbox, an executed Lockbox Agreement with respect to the new Lockbox Account or Lockbox; PROVIDED, HOWEVER, that such Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lockbox Account.

               (h) ACCOUNTING CHANGES. Such Seller shall not make any material change (i) in accounting treatment and reporting practices except as permitted or required by GAAP, in any case, as disclosed in the notes to the financial statements delivered pursuant to Section 5.1, (ii) in tax reporting treatment except as permitted or required by law or otherwise, (iii) in the calculation or presentation of financial and other information contained in other reports delivered hereunder, or (iv) in any financial policy of such Seller if such change could have a material adverse effect on the Receivables taken as a whole or the collection thereof.

               (i) BUSINESS OF SELLERS. Such Seller shall not fail to maintain and operate the business currently conducted by such Seller and business activities reasonably incidental or related thereto in substantially the manner in which it is presently conducted and operated if such failure would change in any material respect the character of its business and such change would be adverse to the interest of USFS, its assigns (including the Company) and the Trustee for the benefit of the Holders except (x) if such change is necessary under any Requirement of Law, (y) if such change would not reasonably be expected to have a Material Adverse Effect or (z) the Rating Agency Condition is satisfied with respect thereto.

               (j) ACCOUNTING OF TRANSFERS. Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as a sale of Receivables and Receivables Property by such Seller to USFS or in any other respect account for or treat the transactions under this Agreement (including for financial accounting purposes, except as required by law, in any case, as disclosed in the notes to the financial statements delivered pursuant to Section 5.1) in any manner other than as sale of Receivables and Receivables Property by such Seller to USFS; PROVIDED, HOWEVER, that this subsection shall not apply for any tax or tax accounting purposes.

                                   ARTICLE VI

                           PURCHASE TERMINATION EVENTS

          Section 6.1 PURCHASE TERMINATION EVENTS. If, with respect to any Seller, any of the following events (each, a "PURCHASE TERMINATION EVENT" with respect to such Seller) shall have occurred and be continuing:

               (a) The Seller shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for two Business Days; or

               (b) There shall have occurred (i) an Early Amortization Event set forth in Section 7.1 of the Pooling Agreement or (ii) the Amortization Period with respect to all outstanding Series shall have occurred and be continuing; or

               (c) Any representation or warranty made or deemed to be made by such Seller or any of its officers under or in connection with any Transaction Document, Monthly Settlement Statement or other information, statement, record, certificate, document or report delivered pursuant to a Transaction Document shall (i) prove to have been false or incorrect in any material respect when made or deemed made (including in each case by omission of information necessary to make such representation, warranty, certificate or statement not materially misleading) and (ii) continue to be materially false or incorrect until 10 Business Days after the earlier of (A) the date any Responsible Officer of such Seller obtains knowledge thereof and (B) the date such Seller receives notice of the incorrectness of such representation or warranty from USFS, the Servicer or the Trustee; or

               (d) Such Seller shall fail to perform or observe any of the covenants or agreements set forth in Section 5.1 (other than in clauses (b), (c), (e), (i), (k), (o), (r)(iii), (r)(iv) or (v)), 5.2 or 5.3; or

               (e) Such Seller shall fail to perform or observe in any other term, covenant or agreement contained in any Transaction Document on its part to be performed or observed (other than as described in any other paragraph of this Section 6.1) and any such failure shall remain unremedied for a period of 10 Business Days from the earlier of (A) the date any Responsible Officer of such Seller obtains knowledge of such failure and (B) the date such Seller receives notice thereof from USFS, the Servicer or the Trustee; or

               (f) Any Transaction Document to which such Seller is a party, or any material provision thereof, shall cease, for any reason, to be in full force and effect, or to be the legally valid, binding and enforceable obligation of, or USSC or such Seller shall so assert in writing, or USFS shall fail to have a valid and perfected first priority ownership or security interest in the Receivables and the Receivables Property, subject to no other Liens or such Seller or any Affiliate shall so assert in writing; or

               (g) (i) such Seller shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Seller shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against such Seller any case, proceeding or other action of a nature referred to in clause (i) above which remains undismissed, undischarged or unbonded for a period of 30 days or an order for relief, decree, adjudication or appointment shall occur; (A) results in the entry of an order for relief or any such adjudication or appointment or
(B) remains undismissed, undischarged or unbonded for a period of 30 days; or
(iii) there shall be commenced against such Seller or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof, or (iv) such Seller or any of its respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) such Seller shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (h) USFS has been terminated as Servicer following a Servicer Default with respect to USFS under the Servicing Agreement;

               (i) [Intentionally Omitted];

               (j) default by USSC or such Seller in the payment of an Indebtedness equal to or in excess of $25,000,000 or the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed and the lender parties thereto shall have caused such Indebtedness to come due prior to its stated maturity;

               (k) any action, suit, investigation or proceeding at law or in equity (including, without limitation, injunctions, writs or restraining orders) shall be brought or commenced or filed by or before any arbitrator, court or Governmental Authority against USSC or such Seller or any of its properties, revenues or rights which could reasonably be expected to have a Material Adverse Effect with respect to such Person;

               (l) one or more judgments for the payment of money (to the extent not bonded or covered by insurance to the reasonable satisfaction of USFS or its assigns) shall be rendered against such Seller or any combination thereof (A) in an aggregate amount greater than $25,000,000 or (B) that, individually

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

or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect and, in either case, the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of USSC or such Seller to enforce any such judgment; or

               (m) (i) there shall have been filed against USSC or such Seller a notice of federal tax Lien OR LIENS WITH RESPECT TO ANY AMOUNTS IN THE AGGREGATE EXCEEDING $5,000,000 from the Internal Revenue Service, and 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged; (ii) any formal step is taken to terminate any Plan, other than a standard termination under Section 4041(b) of ERISA, or a contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall have been filed against USSC or such Seller a notice of any other Lien the existence of which could reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of such Person, and 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;

then, (x) in the case of any Purchase Termination Event with respect to any Seller described in paragraph (b)(i) or (g) above, the obligation of USFS to purchase Receivables from such Seller shall thereupon automatically terminate without further notice of any kind, which is hereby waived by such Seller, (y) in the case of any Purchase Termination Event with respect to a Seller described in paragraph (b)(ii) above, the obligation of USFS to purchase Receivables from such Seller shall thereupon terminate without notice of any kind, which is hereby waived by such Seller, unless both USFS and such Seller agree in writing that such event shall not trigger an Early Termination hereunder and (z) in the case of any other Purchase Termination Event with respect to any Seller, so long as such Purchase Termination Event shall be continuing, USFS may terminate its obligation to purchase Receivables from such Seller by written notice to such Seller (any termination with respect to any Seller pursuant to clause (x), (y) or (z) of this Section 6.1 is herein called an "EARLY TERMINATION" with respect to such Seller); PROVIDED, HOWEVER, that in the event of an involuntary petition or proceeding as described in paragraphs (g)(ii) and (g)(iii) above, USFS shall not purchase Receivables from such Seller until such time, if any, as such involuntary petition or proceeding has been dismissed.

          Section 6.2 ADDITIONAL REMEDIES. Upon the occurrence of any Purchase Termination Event, USFS shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided

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

under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, the occurrence of a Purchase Termination Event shall not deny to USFS any remedy (in addition to termination of USFS's obligation to purchase Receivables from any relevant Seller or Sellers) to which USFS may be otherwise appropriately entitled, whether by statute or other applicable law, at law or in equity.

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

                                   ARTICLE VII

                                 INDEMNIFICATION

          Section 7.1 INDEMNITIES BY THE SELLERS. Without limiting any other rights that USFS may have hereunder or under applicable law, each Seller hereby agrees to indemnify (and pay upon demand to) USFS and its assigns, officers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of USFS or any such assign, provided that such fees of attorneys that are employees of any Indemnified Party shall not be for services that are duplicative of the services of any third-party attorneys retained by such Indemnified Party) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by USFS of an interest in the Receivables, excluding, however:

                     (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                    (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                   (iii) Excluded Taxes to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Holders of the Certificates under the Pooling Agreement as a loan or loans by the Holders to the Company secured by, among other things, the Receivables and the Receivables Property;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of any Seller or limit the recourse of USFS to any Seller for amounts otherwise specifically provided to be paid by such Seller under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, each Seller shall indemnify USFS for Indemnified Amounts (including, without limitation, losses in

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respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to such Seller) relating to or resulting from:

                    (iv) any representation or warranty made by such Seller (or any officers of such Seller) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by such Seller pursuant hereto or thereto that shall have been false or incorrect when made or deemed made;

                     (v) the failure by such Seller, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Seller to keep or perform any of its obligations, express or implied, with respect to any Contract;

                    (vi) any failure of such Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                   (vii) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                  (viii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                    (ix) the commingling of Collections of Receivables at any time with other funds;

                     (x) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase Price payment, the ownership of the Receivables or any other investigation, litigation or proceeding

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

     relating to such Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                    (xi) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                   (xii) any Purchase Termination Event described in Section 6.1(g);

                  (xiii) any failure to vest and maintain vested in USFS, or to transfer to USFS, legal and equitable title to, and ownership of, the Receivables and the Collections, and all of such Seller's right, title and interest in the Receivables Property associated with the Receivables, in each case, free and clear of any Lien;

                   (xiv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Receivables Property and Collections with respect thereto, and the proceeds of any thereof;

                    (xv) any action or omission by such Seller which reduces or impairs the rights of USFS with respect to any Receivable or the value of any such Receivable;

                   (xvi) any attempt by any Person to void any sale hereunder under statutory provisions or common law or equitable action; and

                  (xvii) the failure of any Receivable included in the calculation of the Aggregate Receivables Amount as an Eligible Receivable to be an Eligible Receivable at the time so included.

          Section 7.2 INDEMNITIES BY USFS. Without limiting any other rights that the Sellers may have hereunder or under applicable law, USFS hereby agrees to indemnify each Seller from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) arising out of or resulting from such Seller's reliance on any representation or warranty made by USFS in this Agreement or in any certificate delivered pursuant hereto that, in either case, shall have been false or incorrect in any material respect when made or deemed made.

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                                  ARTICLE VIII

                             USFS SUBORDINATED NOTE

     Section 8.1 USFS SUBORDINATED NOTE. (a) On the initial Effective Date, contemporaneously with the sale of Receivables and Receivable Property by the Sellers, USFS shall issue to the Sellers a Subordinated Promissory Note substantially in the form of Exhibit A hereto (as amended, supplemented or otherwise modified from time to time, the "USFS SUBORDINATED NOTE").

               (b) The initial aggregate principal amount of the USFS Subordinated Note (the "INITIAL USFS SUBORDINATED NOTE AMOUNT") shall be equal to $0.

               (c) Following the initial Effective Date, the aggregate principal amount of the USFS Subordinated Note at any time shall be equal to the difference between (i) the sum of the Initial USFS Subordinated Note Amount and each addition to the principal amount of the USFS Subordinated Note with respect to each Seller pursuant to Section 2.3 as of such time and (ii) the aggregate amount of all payments made in respect of the principal of the USFS Subordinated Note as of such time. All payments made in respect of the USFS Subordinated Note shall be allocated among the Sellers by the Servicer and shall be allocated to pay accrued and unpaid interest thereon, and SECOND, to pay the outstanding principal amount thereof.

               (d) Each Seller's interest in the USFS Subordinated Note shall be equal to the aggregate of each addition to the USFS Subordinated Note allocated to such Seller pursuant to Section 2.3(c), less the sum of each repayment thereof allocated to such Seller by the Servicer in accordance with Section 8.1(c). Interest on the outstanding principal amount of the USFS Subordinated Note shall accrue on the last day of each Settlement Period at a rate per annum equal to the ABR plus 2% from and including the initial Effective Date to but excluding the last day of each Settlement Period and shall be paid, subject to the subordination provisions of the USFS Note, (x) on each Distribution Date with respect to the principal amount of the USFS Subordinated Note outstanding from time to time during the Settlement Period immediately preceding such Distribution Date and/or (y) on the maturity date thereof. Subject to the subordination provisions of the USFS Note, principal thereunder not paid or prepaid pursuant to the terms thereof shall be payable on the maturity date of the USFS Subordinated Note. Default in the payment of principal or interest under the USFS Subordinated Note shall not constitute a Purchase Termination Event under this Agreement, a Servicer Default under any Servicing Agreement or an Early Amortization Event under the Pooling Agreement or any Supplement thereto.

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

          Section 8.2 RESTRICTIONS ON TRANSFER OF CONTRIBUTED NOTE AND USFS SUBORDINATED NOTE. (a) [Intentionally Omitted].

               (b) Subsequent to the date hereof, neither (i) the USFS Subordinated Note, or any right of any Seller to receive payments thereunder, nor (ii) the Contributed Note, or any right thereunder of USSC or its assignee, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed (each, a "TRANSFER") to any Person (any such Person, a "SUBORDINATED NOTE TRANSFEREE") unless or (X) notice of such Transfer has been given to the Company, USFS, the Trustee and each Agent, (Y) such Subordinated Note Transferee has delivered an instrument, in form and substance reasonably acceptable to the Company, USFS, the Trustee and each Agent, pursuant to which such Subordinated Note Transferee agrees to abide by the terms of the USFS Subordinated Note and this Article VIII and (Z) each of the Company, USFS, the Trustee and each Agent have given their consent to such Transfer, which consent shall not be unreasonably withheld.

                                   ARTICLE IX

                                  MISCELLANEOUS

          Section 9.1 AMENDMENT. Neither this Agreement nor any of the terms hereof may be amended, supplemented or modified except in a writing signed by USFS and the Sellers and consented to by the Trustee. Any amendment, supplement or modification shall not be effective until the Rating Agency Condition, if applicable, has been satisfied.

          Section 9.2 NOTICES, ETC.. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage-prepaid, by facsimile or by overnight courier, (a) in the case of USFS, to it at the address or facsimile number set forth in Section
10.4 of the Pooling Agreement and (b) in the case of all other parties, to such party at the address or facsimile number of the Servicer set forth in Section
10.4 of the Pooling Agreement or, in the case of the foregoing clause (a) or
(b), at such other address or facsimile number as shall be designated by the relevant party in a written notice to the other parties hereto given in accordance with this Section 9.2. All notices and communications provided for hereunder shall be effective, (a) if personally delivered by express mail or courier, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid and (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

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

          Section 9.3 NO WAIVER; REMEDIES. No failure on the part of USFS to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Sellers and USFS and their respective successors (whether by merger, consolidation or otherwise) and assigns. Each Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of USFS, the Company and the Trustee. The Sellers acknowledge that USFS shall assign all of its rights hereunder to the Company, pursuant to the USFS Receivables Sale Agreement, and that the Company, in turn, shall assign all such rights to the Trustee, for the benefit of the Holders, pursuant to the Pooling Agreement. Each Seller consents to such assignment and agrees that Company and the Trustee, on behalf of the Holders, to the extent provided in the Pooling Agreement, shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver) of USFS directly against such Seller, whether or not a Purchase Termination Event or a Potential Purchase Termination Event has occurred. Each Seller further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Company or the Trustee until all amounts due to the Investor Certificateholders are paid in full. The Company and the Trustee, on behalf of the Holders, shall have the rights of a third-party beneficiary under this Agreement.

          Section 9.5 COSTS, EXPENSES AND TAXES. In addition to the limited rights of indemnification granted to USFS under Article VII hereof, each Seller agrees to reimburse USFS on demand all reasonable out-of-pocket costs and expenses of USFS in connection with the negotiation, preparation, execution and delivery of, and any amendment, supplement or other modification to, this Agreement, the other Transaction Documents and any other documents prepared in connection herewith and therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for USFS with respect thereto and with respect to advising USFS as to its rights and remedies under this Agreement, the other Transaction Documents and any such other documents, and all costs and expenses (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Transaction Documents and any such other documents. In addition, each Seller agrees to pay any and all stamp and other taxes and governmental fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to hold USFS harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

          Section 9.6 INTEGRATION. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

          Section 9.7 CAPTIONS AND CROSS REFERENCES. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise provided herein, references in this Agreement to any "Section," "Exhibit," "Annex" or "Schedule" are to such Section of or Exhibit or Annex or Schedule to this Agreement, as the case may be.

          Section 9.8 RESERVED.

          Section 9.9 RESERVED.

          Section 9.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          Section 9.11 ACKNOWLEDGMENT OF ASSIGNMENTS. Each Seller hereby acknowledges and consents to the assignment by USFS, pursuant to the USFS Receivables Sale Agreement, of Receivables, Receivables Property and its rights under this Agreement to the Company. Each Seller acknowledges that the Company, pursuant to the Pooling Agreement, will grant a security interest in its interests in the Lockbox Accounts to the Trustee for the benefit of the Holders. Each Seller agrees to take any action that USFS, the Company or the Trustee may reasonably request in connection with such assignments or security interests.

          Section 9.12 NO PETITION IN BANKRUPTCY. Each Seller covenants and agrees that prior to the date which is one year and one day after the date of termination of this Agreement pursuant to Section 9.13, it will not institute against or join any other Person in instituting against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar

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proceeding under the laws of the United States, any State of the United States or the Cayman Islands.

          Section 9.13 ADDITION OF SELLERS. Subject to the terms and conditions hereof, from time to time one or more wholly-owned Subsidiaries of United Stationers Inc. may become additional Sellers parties hereto, the receivables originated by which may constitute Eligible Receivables of such Seller. If any such Subsidiary wishes to become an additional Seller, it shall submit a request to such effect in writing to USFS and forward a copy of such request to the Company and the Trustee. USFS, at the direction of the Company, may, subject to the terms and provisions of the Pooling and Servicing Agreements, agree to (subject to the approval of the Trustee) or deny any such request; PROVIDED that, if USFS shall have failed to respond to any such request within 30 days after receipt thereof, such request shall be deemed to have been denied. If USFS shall have agreed to any such request pursuant to this Section 9.13, then in the case of a wholly-owned Subsidiary of United Stationers Inc., such wholly-owned Subsidiary shall become an additional Seller party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in Section 3.2 and the conditions, if any, set forth in the Pooling and Servicing Agreements.

          Section 9.14 TREATMENT OF SELLERS OTHER THAN USSC; TERMINATION THEREOF. (a) USSC hereby covenants and agrees with USFS that USSC shall not permit any Seller or USFS at any time to cease to be a wholly-owned Subsidiary of United Stationers Inc., except as provided in the following subsection (b).

               (b) If United Stationers Inc. wishes to permit any Seller to cease to be a wholly-owned Subsidiary of United Stationers Inc., then USSC shall submit a request (a "SELLER TERMINATION REQUEST") to such effect in writing to USFS, with a copy thereof to the Company and the Trustee, which request shall be accompanied by a certificate prepared by a Responsible Officer of the Servicer indicating the Purchased Receivables Percentage applicable to such Seller as of the date of submission of such request (the "SELLER TERMINATION REQUEST DATE"). USFS, at the direction of the Company and subject to the terms and provisions of the Pooling and Servicing Agreements, shall consent (subject to the approval of the Trustee) to or deny any such Seller Termination Request, PROVIDED that, if USFS shall have failed to respond to any such Seller Termination Request within 30 days after receipt thereof, such Seller Termination Request shall be deemed to have been denied. If USFS shall have consented to any such Seller Termination Request, and such consent shall not be in violation of any applicable provision of the Pooling and Servicing Agreements, then the relevant Seller shall be terminated as a Seller hereunder on the date of the consummation of the transaction in connection with which such Seller ceases to be a wholly-owned Subsidiary of United Stationers Inc.

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

or, if USSC requests in writing that the termination date be a date prior to the consummation of such transaction, such earlier requested date (but in no event more than 30 days prior to the consummation of such transaction); PROVIDED that if an earlier date is so requested, USSC or any Subsidiary of United Stationers Inc. shall have entered into a valid and legally, binding agreement to effect such transaction on or before a date certain; PROVIDED FURTHER that, if the Purchased Receivables Percentage applicable to such Seller as of the relevant Seller Termination Request Date is less than 10%, then USFS shall consent to such Seller Termination Request unless such consent would violate the terms and provisions of the Pooling and Servicing Agreements. From and after the date any such Seller is terminated as a Seller pursuant to this subsection, USFS shall cease buying Receivables and Receivables Property from such Seller. Each such Seller shall be released as a Seller party hereto for all other purposes and shall cease to be a party hereto on such termination date.

               (c) A terminated Seller shall have no further obligation under any Transaction Document, other than to repurchase Receivables previously sold by it to USFS or the Company, as applicable, pursuant to Section 2.6 and indemnification obligations under Section 7.1.

          Section 9.15 TERMINATION. This Agreement will terminate at such time as (a) EITHER (i) MARCH 28, 2006 SHALL HAVE OCCURRED OR (ii) an Early Termination shall have occurred with respect to all Sellers hereunder and (b) all Receivables purchased hereunder have been collected, and the proceeds thereof turned over to USFS (or as directed by USFS) and all other amounts owing to USFS hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected, such Receivables have become Defaulted Receivables and USFS shall have completed its collection efforts with respect thereto; PROVIDED, HOWEVER, that the indemnities of the Sellers to USFS set forth in this Agreement shall survive such termination and provided further that USFS shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables.

          Section 9.16 WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION; OTHER WAIVERS. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF

                                       59
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THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS
AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

               (a) Each of USFS and the Sellers hereby irrevocably and unconditionally:

                    (i) submits itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of any United States Federal or Illinois State court sitting in Chicago, Illinois;

                   (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 9.2 or at such other address of which the relevant Seller or USFS, as the case may be, shall have been notified pursuant thereto;

                   (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                    (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.16(b) any special, exemplary, punitive or consequential damages.

          Section 9.17 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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          Section 9.18 CONFIRMATION AND RATIFICATION OF TERMS. The effect of this Agreement is to amend and restate the Original Agreement, and to the extent that any rights, benefits or provisions in favor of any party to the Original Agreement existed in the Original Agreement and continue to exist in this Agreement (including without limitation and obligations to repurchase Receivables) without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after the date of the Original Agreement. This Agreement is not a novation. The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Original Agreement, which are continuing and survive any termination of the Original Agreement including, without limitation, any and all rights, remedies and payment provisions with respect to (A) any representation and warranty made or deemed to be made pursuant to the Original Agreement, or (B) any indemnification provision, shall continue and survive the execution and delivery of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                 THE SELLER

                                 UNITED STATIONERS SUPPLY CO.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:


                                 UNITED STATIONERS FINANCIAL
                                 SERVICES LLC, individually and as Servicer


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                 UNITED STATIONERS FINANCIAL
                                 SERVICES LLC

                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


Consented to by:

USS RECEIVABLES COMPANY, LTD.


By:
   --------------------------
   Name:
   Title:

                                   SCHEDULE I

                               AUTHORIZED OFFICERS

Kathleen S. Dvorak     Senior Vice President and Chief Financial Officer

Deidra D. Gold         Senior Vice President, General Counsel and Secretary

Brian S. Cooper        Senior Vice President, Treasurer and Assistant Secretary

                                   SCHEDULE II


Principal place of business and Chief Executive Office of USSC:

                                2200 E. Golf Road
                           Des Plaines, Illinois 60016
                                  (Cook County)

Offices where USSC keeps its records concerning Receivables and Related Contracts, purchase orders and all other Agreements related to the Receivables:

                                2200 E. Golf Road
                           Des Plaines, Illinois 60016
                                  (Cook County)


Jurisdiction of organization and organizational structure of USSC is: an Illinois corporation.

For the purposes of Section 9-307 of the UCC, USSC is located in Illinois.

USSC's organizational identification number assigned to it by its jurisdiction of organization is: 16487481.

USSC's Federal Employer Identification Number is:  36-2431718.

USSC's exact corporate and legal name, as such name appears in its articles of incorporation, is: United Stationers Supply Co.

The Office of the Secretary of State of the State of Illinois is the only office in which a filing by USSC of a financing statement on Form UCC-l is required to be made in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

                                  SCHEDULE III


                               Lockbox Processors:

                           THE NORTHERN TRUST COMPANY

Lockbox Number 92515                Chicago, Illinois

Lockbox Account Number 55719


                                    PNC BANK

Lockbox Number 7780-1274            Philadelphia, Pennsylvania

Lockbox Number 31001-0284           Pasadena, California

Lockbox Number 1708                 Wooddale, Illinois

Lockbox Number 676502               Dallas, Texas

Lockbox Account Number 2149466


                                     US BANK

Lockbox Number 952418               St. Louis, Missouri

Lockbox Account Number 152302004717

                                   SCHEDULE IV


                 Policies Concerning Contracts and Receivables:

                               On File with Seller

                                   SCHEDULE V


                                   [RESERVED]

                                   SCHEDULE VI


                            CORPORATE AND TRADE NAMES

                          United Stationers Supply Co.


                               JURISDICTIONS USED

                                    Illinois

                                  SCHEDULE VII


                              DISCOUNTED PERCENTAGE


The Discounted Percentage applicable to the Receivables purchased on any date from any Seller shall equal 98.3%; provided that the Discounted Percentage may be revised with the mutual written consent of the Sellers and USFS, based the evaluation report of a third party, provided that any change to the Discounted Percentage shall apply only prospectively and shall not affect the Purchase Price of any Receivables created prior to the date that the Sellers and USFS agreed to make such change. The Discounted Percentage is (and to the extent revised, shall be) reflective of a fair market value discount based on an historical analysis of losses, dilutions, delinquencies and agings on the Receivables, and which takes into account the anticipated funding and servicing costs to USFS, as well as arm's-length return to USFS.

                                  SCHEDULE VIII


                                      ERISA

                                      None

                                                                       EXHIBIT A
                                                   TO RECEIVABLES SALE AGREEMENT

                         FORM OF USFS SUBORDINATED NOTE


Des Plaines, Illinois                                             March 28, 2003

          FOR VALUE RECEIVED, the undersigned, UNITED STATIONERS FINANCIAL SERVICES LLC, an Illinois limited company ("USFS"), does hereby promise to pay to the order of UNITED STATIONERS SUPPLY CO., an Illinois corporation ("USSC"), and each Subsidiary of UNITED STATIONERS INC. which is from time to time a party to the Second Amended and Receivables Sale Agreement referred to below (collectively, the "SELLERS"), and their successors and permitted assigns, the principal amount of this Subordinated Promissory Note (this "USFS SUBORDINATED NOTE"), determined as described below, together with interest thereon which shall accrue on the last day of each Settlement Period at a rate per annum equal to the ABR in effect from time to time plus two percent (2%) from and including the initial Effective Date to but excluding the last day of each Settlement Period and shall, subject to the terms and conditions hereof, be paid (x) on each Distribution Date with respect to this USFS Subordinated Note outstanding from time to time during the Settlement Period immediately preceding such Distribution Date and/or (y) on the Maturity Date (as hereinafter defined). Capitalized terms used herein and not otherwise defined are used herein as defined in the Second Amended and Restated Receivables Sale Agreement, dated as of March 28, 2003, among the Sellers, USFS, and USFS, as Servicer (such agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with its terms, the "RECEIVABLES SALE AGREEMENT") and the Second Amended and Restated Pooling Agreement, dated as of March 28, 2003, among USS Receivables Company, Ltd., USFS, as Servicer, and Bank One, NA (Main Office Chicago), as (such agreement, as it may from time to time further be amended, supplemented or otherwise modified in accordance with its terms, the "Pooling Agreement"). This USFS Subordinated Note is the USFS Subordinated Note referred to in the Receivables Sale Agreement.

          The Initial USFS Subordinated Note Amount shall be equal to ____________ ($___________). Following the Effective Date, the aggregate principal amount of this USFS Subordinated Note at any time shall be equal to the difference between (i) the sum of the Initial USFS Subordinated Note Amount and each addition to the principal amount of the USFS Subordinated Note with respect to each Seller pursuant to Section 2.3 of the Receivables Sale Agreement as of such time and (ii) the aggregate amount of all payments made in respect of the principal of this USFS Subordinated Note as of such time. All payment made in respect of this USFS Subordinated Note shall be allocated among the Sellers by the Servicer in accordance with the Receivables Sale Agreement and shall be allocated FIRST, to pay accrued and unpaid interest thereon, and SECOND, to pay the outstanding principal amount thereof. Principal hereunder not paid or prepaid pursuant to the terms hereof shall be payable on the date (the "MATURITY DATE") on which all of the Investor Certificateholders with respect to each Outstanding Series shall have been paid in full all amounts owing to them under any Pooling and Servicing Agreement (all such amounts, the "SENIOR CLAIM"). Payments of interest on and principal under this USFS Subordinated Note shall be paid by wire transfer of immediately available funds to such account of each Seller as such Seller may designate in writing from time to time. Notwithstanding the foregoing, no payment of interest or principal (any of the foregoing, a "payment") may be made under this USFS Subordinated Note at any time unless (i) at the date such payment is to be made, USFS shall have made all payments in respect of its repurchase obligations pursuant to the USFS Receivables Sale Agreement at such date and (ii) such payment is effected in accordance with all corporate and legal formalities applicable to USFS; PROVIDED, HOWEVER, that (A) no payment shall be made on, and no Seller shall make any claim for any payment on, any date if (x) a Potential Early Amortization Event of a type referred to in clause (a)(ii) or (iii) of Section
7.1 of the Pooling Agreement or (y) an Early Amortization Event has occurred and is continuing (or would occur as a result of such payment) on such date and (B) all payments made on any date shall be payable by USFS solely from funds available to USFS which are not otherwise needed or required on such date to be applied to the payment of any amounts by USFS pursuant to the USFS Receivables Sale Agreement and the Sellers shall make no claim for payment in contravention of this clause (B). Each Seller hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence are applicable, such Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of USFS owing to the Company, the Trustee or any Holder under the USFS Receivables Purchase Agreement, the Servicing Agreement or the Pooling Agreement. The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Company, the Trustee or any Holder and/or any of their respective assignees (collectively, the "SENIOR CLAIMANTS").

          Upon the occurrence of any Bankruptcy Event with respect to USFS, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Invested Amount (including interest thereon after the commencement of any such proceeding, whether or not any or all of such interest is an allowable claim in any such proceeding) before such Seller is entitled to receive payment on account of this USFS Subordinated Note, and to that end, any payment or distribution of assets of USFS of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this USFS Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Trustee for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this paragraph or the immediately preceding paragraph, such Seller agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Trustee for the benefit of the Senior Claimants.

          Default in the payment of interest on and principal under this USFS Subordinated Note shall not constitute a Purchase Termination Event under the Receivables Sale Agreement, a Servicer Default under the Servicing Agreement, or an Early Amortization Event under the Pooling Agreement or any Supplement thereto.

          Each holder of this USFS Subordinated Note agrees that it shall have no right to be paid, and shall have no claim to payment, except in accordance with, and subject to the terms and conditions of, this USFS Subordinated Note.

          Neither this USFS Subordinated Note, nor any right of any Seller to receive payments hereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed, except as set forth in Section
8.2 of the Receivables Sale Agreement.

          USFS hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The failure of any holder to exercise any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          If any payment or distribution of any kind be collected or received by any Seller in respect of amounts owing to such Seller under this USFS Subordinated Note when pursuant hereto such payment should not have been made to or received by such Seller, such Seller forthwith shall deliver the same to the Trustee for the benefit of the Holders. Until so delivered, such payment or distribution shall be held in trust by such Seller as the property of the Holders, segregated from other funds and property held by such Seller.

          Each Seller covenants and agrees that, prior to the date which is one
(1) year and one (1) day after the date of termination of the Receivables Sale Agreement pursuant to Section 9.15 thereof, it will not institute against, or join any other Person in instituting against, USS Receivables Company, Ltd. any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

          THIS USFS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    UNITED STATIONERS FINANCIAL
                                    SERVICES LLC


                                    By:
                                       -------------------------

                                                                    EXHIBIT B TO
                                                     SECOND AMENDED AND RESTATED
                                                      RECEIVABLES SALE AGREEMENT

                      FORM OF ADDITIONAL SELLER SUPPLEMENT

          SUPPLEMENT, dated ___________, to the Second Amended and Restated Receivables Sale Agreement dated as of March __, 2003 (as may from time to time be amended, supplemented or otherwise modified, the "Agreement"), among UNITED STATIONERS SUPPLY CO., an Illinois corporation ("USSC"), (the "Seller," and together with each other subsidiary of UNITED STATIONERS INC. from time to time added as a seller pursuant to Section 9.13 of the Agreement, (the "Sellers")), UNITED STATIONERS FINANCIAL SERVICES LLC, an Illinois limited liability company ("USFS"), and USFS, in its capacity as servicer (terms used but not defined herein have the meaning given them in the Agreement).

                                   WITNESSETH:

          WHEREAS, the Agreement provides that any Subsidiary of USSC, although not originally a Seller thereunder, may become a Seller under the Agreement, with (i) the consent of USFS and the Trustee pursuant to Section 9.13 of the Agreement and (ii) the satisfaction of each of the conditions precedent set forth in Section 3.2 of the Agreement (including the requirement under Section 3.2(a) thereof that such additional Seller deliver to USFS a supplement in substantially the form of this Supplement); and

          WHEREAS, the undersigned is not an original Seller under the Agreement but now desires to become a Seller thereunder.

          NOW, THEREFORE, the undersigned hereby agrees as follows:

          The undersigned agrees to be bound by all of the provisions of the Agreement applicable to a Seller thereunder and agrees that it shall, on the date this Supplement is accepted by USFS, become a Seller for all purposes of the Agreement to the same extent as if originally a party thereto. In addition, the undersigned hereby confirms and grants a "security interest" (as defined in the UCC) in the all of its Purchased Receivables, the Receivables Property in respect thereof and all proceeds thereof to USFS to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Purchased Receivables together with all other obligations of such Seller under the Agreement.

          IN WITNESS THEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                    [Insert name of Seller]

                                    By:
                                       --------------------------
                                       Title:
                                             --------------------

                                                                    EXHIBIT C TO
                                                     SECOND AMENDED AND RESTATED
                                                      RECEIVABLES SALE AGREEMENT

                                 UCC CERTIFICATE

          The undersigned, the Treasurer and Assistant Secretary of United Stationers Supply Co., an Illinois corporation ("USSC"), makes reference to the Second Amended and Restated Receivables Sale Agreement dated as of March __, 2003 (as may from time to time be amended, supplemented or otherwise modified, the "Agreement"), among USSC and United Stationers Financial Services LLC, an Illinois limited company ("USFS"), and USFS in its capacity as servicer (terms used but not defined herein have the meaning given them in the Agreement), and in connection therewith hereby certifies to USFS, the Company and the Trustee, on behalf of USSC and not individually, as follows:

1.   NAMES.

               (a) The exact corporate and legal name of USSC, as such name appears in its articles of incorporation, is as follows:

                    United Stationers Supply Co.

               (b) Set forth below is each other corporate name USSC has had since its organization, together with the date of the relevant change:

                                      NONE

               (c) Except as set forth in SCHEDULE A hereto, USSC has not changed its identity or corporate structure in any way within the past five years.

               (d) No other names (including trade names or similar appellations) have been used by USSC or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

2.   CURRENT LOCATIONS.

               (a) The chief executive office and principal place of business of USSC is located at the following address:

                          United Stationers Supply Co.
                                2200 E. Golf Road
                                   Cook County
                           Des Plaines, Illinois 60016

               (b) USSC does not maintain any books or records relating to any Receivables and Receivables Property at any location other than as set forth in Paragraph 2(a) above.

               (c) For the purposes of Section 9-307 of the UCC, USSC is located in Illinois.

3. JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL STRUCTURE. USSC is an Illinois corporation.

4. FEDERAL TAXPAYER IDENTIFICATION NUMBER. The following is USSC's Federal Taxpayer Identification Number:

                                   36-2431718

5. ORGANIZATIONAL IDENTIFICATION NUMBER. The following is USSC's Organizational Identification Number assigned to it by its jurisdiction of organization:

                                  ------------

6. SCHEDULE OF FILINGS. The Office of the Secretary of State of the State of Illinois is the only office in which a filing by USSC of a financing statement on Form UCC-l is required to be made in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of March, 2003.


                                    ---------------------------
                                    Name:
                                    Title:

                                                                         ANNEX 1
                                              TO THE SECOND AMENDED AND RESTATED
                                                      RECEIVABLES SALE AGREEMENT

          United Stationers Financial Services LLC is a separate wholly-owned subsidiary of United Stationers Supply Co.

                                        3
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